EXECUTION COPY






                                  CSC TKR, INC.
                         CABLEVISION OF BROOKHAVEN, INC.
                          CABLEVISION OF OAKLAND, INC.
                          CABLEVISION OF PATERSON, INC.
                                 CSC TKR I, INC.
                  UA-COLUMBIA CABLEVISION OF WESTCHESTER, INC.


                                  _____________



                                  $800,000,000

                                CREDIT AGREEMENT

                            Dated as of March 4, 1998


                         TORONTO DOMINION (TEXAS), INC.

                            as Arranging Agent and as
                              Administrative Agent


                              THE BANK OF NEW YORK
                             THE BANK OF NOVA SCOTIA
                     THE CANADIAN IMPERIAL BANK OF COMMERCE
                           NATIONSBANK OF TEXAS, N.A.
                            THE CHASE MANHATTAN BANK

                               as Managing Agents

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01      Certain Defined Terms.................................    1

Section 1.02      Accounting Terms and Determinations...................   13


                                   ARTICLE II

                                      LOANS

Section 2.01      Loans.................................................   13

Section 2.02      Manner of Borrowing; Conversion and Continuation......   13

Section 2.03      Reductions and Changes of Commitments.................   15

Section 2.04      Commitment Fee........................................   16

Section 2.05      Notes.................................................   16

Section 2.06      Lending Offices.......................................   16

Section 2.07      Several Obligations; Remedies Independent.............   16

Section 2.08      Use of Proceeds.......................................   16


                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

Section 3.01      Prepayments...........................................   17

Section 3.02      Repayment of Loans....................................   17

Section 3.03      Interest..............................................   17

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

Section 4.01      Payments..............................................   18

Section 4.02      Pro Rata Treatment....................................   18

Section 4.03      Computations..........................................   19

Section 4.04      Non-Receipt of Funds by the Administrative Agent......   19

Section 4.05      Sharing of Payments, Etc..............................   19

Section 4.06      No Reductions.........................................   20

Section 4.07      Taxes.................................................   20


                                    ARTICLE V

                         YIELD PROTECTION AND ILLEGALITY

Section 5.01      Additional Costs in Respect of Loans..................   21

Section 5.02      Limitation on Types of Loans..........................   23

Section 5.03      Illegality............................................   23

Section 5.04      Certain Conversions of Loans Pursuant to Section
                  5.01 or 5.03..........................................   23

Section 5.05      Compensation..........................................   23

Section 5.06      Replacement of Banks..................................   24


                                   ARTICLE VI

                                   GUARANTEE............................   24


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

Section 7.01      Initial Loan..........................................   26

Section 7.02      Each Loan.............................................   28

                                  ARTICLE VIII

                                 REPRESENTATIONS

Section 8.01      Existence and Power...................................   28

Section 8.02      Subsidiaries..........................................   29

Section 8.03      Authority; No Conflict................................   29

Section 8.04      Financial Condition...................................   29

Section 8.05      Litigation; Etc.......................................   30

Section 8.06      Titles and Liens......................................   30

Section 8.07      Regulations G and U...................................   30

Section 8.08      Taxes.................................................   30

Section 8.09      Other Credit Agreements...............................   30

Section 8.10      Full Disclosure.......................................   31

Section 8.11      No Default............................................   31

Section 8.12      Approval of Regulatory Authorities....................   31

Section 8.13      Binding Agreements....................................   31

Section 8.14      Franchises............................................   31

Section 8.15      Collective Bargaining Agreements......................   31

Section 8.16      Investments...........................................   32

Section 8.17      TCI Acquisition.......................................   32


                                   ARTICLE IX

           PARTICULAR COVENANTS OF THE OBLIGORS AND THEIR SUBSIDIARIES

Section 9.01      Financial Statements and Other Information............   32

Section 9.02      Taxes and Claims......................................   34

Section 9.03      Insurance.............................................   34

Section 9.04      Maintenance of Existence; Conduct of Business.........   34

Section 9.05      Maintenance of and Access to Properties...............   34

Section 9.06      Compliance with Applicable Laws.......................   34

Section 9.07      Litigation............................................   34

Section 9.08      New Subsidiaries......................................   35

Section 9.09      Franchises............................................   35

Section 9.10      Indebtedness..........................................   35

Section 9.11      Contingent Liabilities................................   35

Section 9.12      Liens.................................................   36

Section 9.13      Leases................................................   37

Section 9.14      Mergers, Acquisitions and Dispositions, Etc...........   37

Section 9.15      Investments...........................................   39

Section 9.16      Restricted Payments...................................   40

Section 9.17      Business..............................................   40

Section 9.18      Transactions with Affiliates..........................   40

Section 9.19      Issuance of Stock.....................................   40

Section 9.20      Operating Cash Flow to Total Interest Expense.........   40

Section 9.21      Cash Flow Ratio.......................................   40


                                    ARTICLE X

                                    DEFAULTS

Section 10.01     Events of Default......................................  40


                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

Section 11.01     Appointment, Powers and Immunities.....................  43

Section 11.02     Reliance by Administrative Agent.......................  43

Section 11.03     Defaults...............................................  44

Section 11.04     Rights as a Bank.......................................  44

Section 11.05     Indemnification........................................  44

Section 11.06     Non-Reliance on Administrative Agent and Other Banks...  45

Section 11.07     Failure to Act.........................................  45

Section 11.08     Resignation or Removal of Administrative Agent.........  45

Section 11.09     Agency Fee.............................................  45


                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.01     No Waiver..............................................  46

Section 12.02     Notices................................................  46

Section 12.03     Expenses, Etc..........................................  46

Section 12.04     Amendments, Etc........................................  47

Section 12.05     Successors and Assigns.................................  47

Section 12.06     Survival...............................................  50

Section 12.07     Liability of General Partners and Other Persons........  50

Section 12.08     Counterparts...........................................  50

Section 12.09     Waiver.................................................  50

Section 12.10     Entire Agreement.......................................  51

Section 12.11     Governing Law..........................................  51

Section 12.12     Captions, Etc..........................................  51

Section 12.13     Waiver of Certain Defenses.............................  51

Section 12.14     Release; Acceptance of Release.........................  51

Section 12.15     Authorization of Third Parties to Deliver Information
                  and Discuss Affairs....................................  52

         Schedule 2.02(a)(i)        Form of Notice of Loan
         Schedule 2.02(c)           Form of Notice of Conversion
                                    and Continuation
         Schedule 2.06              Applicable Lending Offices
         Schedule 4.07(c)           Form of Certificate of Non-US Bank
         Schedule 8.02              Subsidiaries
         Schedule 8.03              Required Consents and
                                    Governmental Approvals
         Schedule 8.05              Existing Litigation
         Schedule 8.14              Existing Franchises
         Schedule 9.10              Existing Indebtedness
         Schedule 9.11              Existing Guarantees
         Schedule 9.12              Existing Liens
         Schedule 9.15              Existing Investments
         Schedule 12.02             Addresses for Notices


EXHIBIT A                  Form of Note
EXHIBIT B                  Form of Compliance Certificate
EXHIBIT C                  Form of Subscribers' Certificate
EXHIBIT D(1)               Form of Certificate as to
                            Quarterly Financial Statements
EXHIBIT D(2)               Form of Certificate as to Annual
                           Financial Statements
EXHIBIT E                  Form of Opinion of General Counsel
                            to the Obligors
EXHIBIT F(1)               Form of Opinion of Special New
                            York Counsel to the Obligors
EXHIBIT F(2)               Form of Opinion of Special New Jersey
                            Counsel to the Obligors
EXHIBIT F(3)               Form of Opinion of Special FCC Counsel
                            Counsel to the Obligors
EXHIBIT G                  Form of Opinion of Special New
                            York Counsel to the
                            Administrative Agent
EXHIBIT H                  Form of Assignment and Acceptance
EXHIBIT I                  Consent to Assignment

         CREDIT AGREEMENT dated as of March 4, 1998 among CSC TKR, INC., CABLEVISION OF BROOKHAVEN, INC., CABLEVISION OF OAKLAND, INC., CABLEVISION OF PATERSON, INC., CSC TKR I, INC., each a Delaware corporation, and UA-COLUMBIA CABLEVISION OF WESTCHESTER INC., a New York corporation (collectively, the "Obligors"; individually, each an "Obligor"), the Guarantors (as defined below) which are parties hereto, the Banks which are parties hereto, together with their respective successors and assigns (the "Banks"), TORONTO DOMINION (TEXAS), INC., as Arranging Agent and as Administrative Agent, and THE BANK OF NEW YORK, THE BANK OF NOVA SCOTIA, THE CANADIAN IMPERIAL BANK OF COMMERCE, NATIONSBANK OF TEXAS, N.A. and THE CHASE MANHATTAN BANK, as Managing Agents.

         WHEREAS, the Obligors desire to complete the TCI Acquisition so that the Obligors and their Subsidiaries may engage in the business of developing, constructing, owning, acquiring, altering, repairing, financing, operating, maintaining, publishing, distributing, promoting and otherwise exploiting cable television systems and related businesses, including, without limitation, telecommunications services, data transmission and telephony activities. The proceeds of the extensions of credit are to be employed in accordance with
Section 2.08 hereof, and each of the Obligors and their Subsidiaries expects to derive benefit, directly or indirectly, from such loans. The Banks have agreed to make the loans provided for hereby in reliance upon certain guarantees furnished by the Guarantors.

         NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS


     As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Accumulated Funding Deficiency" shall mean an accumulated funding deficiency as defined in Section 302 of ERISA.

         "Additional Costs" shall have the meaning given to such term in Section
5.01 hereof.

         "Administrative Agent" shall mean Toronto Dominion (Texas), Inc. in its capacity as administrative agent for the Banks hereunder.

         "Affected Loans" shall have the meaning given to such term in Section
5.04 hereof.

         "Affected Type" shall have the meaning given to such term in Section
5.04 hereof.

         "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and provided further that no individual shall be an Affiliate of a corporation or partnership solely by reason of his or her being an officer, director or partner of such entity, except in the case of a partner if his or her interests in such partnership shall qualify him or her as an Affiliate.

         "Agreement" shall mean this Credit Agreement, including all schedules and exhibits hereto, as the same may be amended, supplemented or modified from time to time.

         "Annualized Operating Cash Flow" shall mean, as at any date, an amount equal to Operating Cash Flow for the period of three complete consecutive calendar months ending on or most recently prior to such date, multiplied by four.

         "Applicable Lending Office" shall mean, with respect to each Bank, for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated for such type of Loan in Schedule 2.06 hereto or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Obligors' Representative as the office by which its Loans of such type are to be made and maintained.

         "Applicable Margin" shall mean (i) 0.50% at any time from and including the Effective Date to but excluding March 4, 1999 or (ii) 0.625% at any time from and including March 4, 1999 to but excluding the Commitment Termination Date.

         "Assignment and Acceptance" shall have the meaning given to such term in Section 5.06 hereof.

         "Banks" shall have the meaning given to such term in the preamble to this Agreement.

         "Base Rate" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

         (a) the rate of interest adopted by The Toronto-Dominion Bank (New York Branch), from time to time, as its reference rate for the determination of interest rates on loans of varying maturities in Dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by The Toronto-Dominion Bank (New York Branch) as its "prime rate," which rate is not necessarily The Toronto-Dominion Bank's lowest rate of interest; and

         (b) the sum (adjusted to the nearest one-quarter of one percent (1/4 of 1%) or, if there is no nearest one-quarter of one percent (1/4 of 1%), to the next higher one-quarter of one percent (1/4 of 1%)) of (i) one-half of one percent (1/2 of 1%) per annum plus
(ii) the Federal Funds Rate.

         "Base Rate Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Base Rate" in this Section 1.01.

         "BPU" shall mean the New Jersey Board of Public Utilities or successor thereto.

         "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City.

         "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles (including such Statement No. 13).

         "Capital Maintenance Costs" shall mean, with respect to the Loans of each Bank, any costs which such Bank determines are attributable to the maintenance by such Bank or any of its affiliates, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the Effective Date or thereafter, of capital in respect of its maintaining Loans hereunder or its commitment to make Loans hereunder.

         "Cash Flow Ratio" shall mean, as at any date, the ratio of (i) the sum of the aggregate outstanding principal amount of all Indebtedness of the Obligors and their Subsidiaries (determined on a consolidated basis but excluding all obligations under any Interest Swap Agreement) outstanding on such date to (ii) Annualized Operating Cash Flow determined as at the last day of the month covered by the then most recent Subscribers' Certificate delivered to the Banks pursuant to 9.01(e) hereof, a copy of which has been delivered to the Administrative Agent (and any change in such ratio as a result of a change in the amount of Indebtedness shall be effective as of the date such change shall occur and any change in such ratio as a result of a change in the amount of Annualized Operating Cash Flow shall be effective as of the date of receipt by the Administrative Agent of the Subscribers' Certificate reflecting such change).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commitment" shall mean, as to each Bank, the amount set forth opposite its name on the signature pages hereto under the heading "Commitment" or amount set forth on any Assignment and Acceptance (as the same may be reduced or otherwise adjusted from time to time as provided in this Agreement).

          "Commitment Fee" shall have the meaning given to such term in Section
2.04 hereof.

         "Commitment Percentage" shall mean, as to each Bank at any time, the percentage obtained by dividing such Bank's Commitment by the Total Commitment.

         "Commitment Termination Date" shall mean the earlier of (i) the date that is two years after the Effective Date and (ii) March 31, 2000.

         "Compliance Certificate" shall mean a certificate of a senior financial executive of the Obligors in substantially the form of Exhibit B hereto.

         "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Obligors, are treated as a single employer under Section 414(b) or 414(c) of the Code.

         "Default" shall mean an Event of Default or any other event which with notice and/or passage of time would become an Event of Default.

         "Dolan" shall mean Charles F. Dolan.

         "Dolan Family Interests" shall mean (i) any Dolan Family Member, (ii) any trusts for the benefit of any Dolan Family Members, (iii) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (iv) any executor, administrator, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) or (iii) above to the extent acting in such capacity and not individually and
(v) any corporation, partnership, limited liability company or other similar entity, in each case 80% of the ownership interests of which is owned or controlled by any of the foregoing or combination of the foregoing.

         "Dolan Family Members" shall mean Dolan, his spouse, his descendants and any spouse of any such descendants.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Effective Date" shall mean March 4, 1998.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean, when used with respect to a Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which any Obligor is a member.

         "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loans, the average (as determined by the Administrative Agent) of the rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the respective Reference Banks at approximately 11:00 a.m. New York time (or as soon thereafter as practicable) on the day two Business Days prior to the first day of the Interest Period for such Eurodollar Loans to be the rate quoted to the Reference Banks by at least two internationally recognized money market brokers selected by the Reference Banks for the offering to the Reference Banks in the international interbank market of Dollar deposits in an amount generally traded in the international interbank market which most closely approximates the principal amount of the Eurodollar Loans to be made by the respective Reference Banks, and having a term commonly found among such deposits which most closely approximates the term of such Eurodollar Loans, such rate to be notified by the Reference Banks to the Administrative Agent. If any Reference Bank is not participating in any Eurodollar Loans (pursuant to Section 5.04 hereof or for any other reason), the Eurodollar Base Rate for such Loans for the applicable Interest Period shall be determined by reference to the amount and term of the Eurodollar Loans which such Reference Bank would have made had it been participating in such Eurodollar Loans.

         "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

         "Eurodollar Rate" shall mean, for any Eurodollar Loans for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loans for such Interest Period divided by 1 minus the Reserve Requirement for such Loans for such Interest Period.

         "Event of Default" shall mean any of the events described in Article X hereof.

         "Excluded Indebtedness" shall have the meaning given to such term in
Section 10.01(e) hereto.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to The Toronto-Dominion Bank (New York Branch) on such day on such transactions with Federal funds brokers of recognized standing as may be determined by the Administrative Agent.

         "Franchise" shall mean a franchise, license or other authorization or right to construct, own, operate, promote and/or otherwise exploit any cable television system granted by the Federal Communications Commission (or any successor agency of the Federal government) or any state, county, city, town, village or other local governmental authority.

         "Funding Costs" for any Bank shall mean, with respect to any Eurodollar Loan, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount paid, prepaid or converted or not borrowed or converted for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date of such failure to borrow or convert) had such principal amount borne interest at the Eurodollar Rate applicable to such Loan over (ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

         "Guarantee" shall have the meaning given to such term in Section 9.11 hereof.

         "Guarantor" shall mean each Subsidiary of each Obligor, other than any such Subsidiary that is an Obligor.

         "Indebtedness" shall mean, as to any Person, Capital Lease Obligations of such Person and other indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services (and including, without limitation, obligations of such Person for property taxes and judgments and other awards giving rise to Permitted Liens described in clauses (ii) and (iii) of the definition of "Permitted Liens" in this Section 1.01) other than accounts payable (other than for borrowed money) incurred in the ordinary course of business of such Person. Without limiting the generality of the foregoing, such term shall include (a) when applied to any Obligor, all obligations of such Obligor under Interest Swap Agreements and (b) when applied to any Obligor or any other Person, all Indebtedness of others Guaranteed by such Person.

         "Interest Period" shall mean:

                  (a) With respect to any Eurodollar Loans, the period commencing on the date such Eurodollar Loans are made and ending on the same day in the first, second, third, sixth or, subject to availability from each Bank, twelfth calendar month thereafter, as the Obligors' Representative may select as provided in Section 2.02 hereof; and

                  (b) With respect to any Base Rate Loans, the period commencing on the date such Base Rate Loans are made and ending on the next Quarterly Date thereafter.

Notwithstanding the foregoing: (i) no Interest Period with respect to any Loan may end after the Commitment Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (iii) any Interest Period for a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall, subject to clause (i) above, end on the last Business Day of a calendar month; and (iv) no more than 12 Interest Periods for all Eurodollar Loans hereunder shall be in effect at the same time and, if the number of Interest Periods for Eurodollar Loans would otherwise be in excess of 12, Eurodollar Loans shall not be available hereunder.

         "Interest Swap Agreement" shall mean an interest rate swap, cap or collar agreement or similar arrangement among any Obligor and/or any Subsidiary of any Obligor and one or more banks or financial institutions providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations among such Obligor and/or such Subsidiary and such banks or financial institutions, either generally or under specific contingencies, as said agreement or arrangement shall be modified and supplemented and in effect from time to time.

         "Investments" shall have the meaning given to such term in Section 9.15 hereof.

         "Leases" shall mean leases and subleases (excluding Capital Lease Obligations), licenses to use real and/or tangible personal property, easements and pole attachments and conduit or trench agreements and other rights to use telephone or utility poles, conduits or trenches.

         "Liens" shall have the meaning given to such term in Section 9.12 hereof.

         "Loans" shall mean Base Rate Loans and Eurodollar Loans made pursuant to Section 2.01 hereof.

         "Majority Banks" shall mean, at any time, Banks having Commitments aggregating at least 60% of the amount of the Total Commitment; provided that such percentage shall be 51% for purposes of such term as used in Section 5.02 hereof.

         "Margin Stock" shall mean "margin stock" as defined in Regulations G and U.

         "Materially Adverse Effect" shall mean a materially adverse effect upon
(i) the business, assets, financial condition or results of operations of the Obligors and their Subsidiaries taken as a whole, (ii) the ability of the Obligors and their Subsidiaries to perform the Obligations hereunder or (iii) the legality, validity, binding nature or enforceability of this Agreement.

         "Multiemployer Plan" shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean proceeds received by any Obligor or any Subsidiary of any Obligor in cash from the sale or other disposition of property of any Obligor or any Subsidiary of any Obligor, after deduction of the costs of, and any income, franchise, transfer or other tax liability arising from, such sale or disposition. If any amount payable to any Obligor or any such Subsidiary in respect of any such sale or disposition shall be or become evidenced by any promissory note or other negotiable or non-negotiable instrument, the cash proceeds received on any such note or instrument shall constitute Net Cash Proceeds.

         "New Subsidiary" means any Person that becomes a Subsidiary of any Obligor after the date of this Agreement.

         "Non-US Bank" means a Person that is not a United States Person and that is not described in Section 881(c)(3) of the Code.

         "Notes" shall mean the promissory notes provided for by Section 2.05 hereof evidencing the Loans.

         "Obligations" shall mean, collectively, the obligations of the Obligors hereunder in respect of the principal of and interest on the Loans and all obligations in respect of fees and other amounts payable by the Obligors hereunder.

         "Obligor" and "Obligors" shall have the meaning given to such terms in the preamble to this Agreement.

         "Obligors' Representative" means Cablevision of Oakland, Inc.

         "Operating Cash Flow" shall mean, for any period, the following for the Obligors and their Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles: (i) aggregate operating revenues minus (ii) aggregate operating expenses (including technical, programming, sales, selling, general administrative expenses and salaries and other compensation, in each case net of amounts allocated to Affiliates, paid to any general partner, director, officer or employee of any Obligor or any Subsidiary of any Obligor, but excluding interest, depreciation and amortization and, to the extent otherwise included in operating expenses, any losses resulting from a writeoff or writedown of Investments by any Obligor or any Subsidiary of any Obligor in Affiliates); provided, however, that for purposes of determining Operating Cash Flow for any period (A) there shall be excluded
(x) all management fees paid to any Obligor during such period other than any such fees paid in cash to the extent not in excess of 3% of Operating Cash Flow as determined without including any such fees and (y) the amortization of deferred installation income and (B) Operating Cash Flow for such period shall be increased or (except for purposes of the calculations required by Section 9.14(a)(vi)(B) reduced, as the case may be, by the Operating Cash Flow of assets acquired or disposed of by any Obligor or any Subsidiary of any Obligor on or after the first day of such period, determined on a pro forma basis reasonably satisfactory to the Administrative Agent (it being agreed that it shall be satisfactory to the Administrative Agent that such pro forma calculations may be based upon generally accepted accounting principles as applied in the preparation of the Obligors' financial statements delivered in accordance with
Section 9.01 hereof rather than as applied in the financial statements of the company whose assets were acquired and may include, in the Obligors' discretion, a reasonable estimate of savings under existing contracts resulting from any such acquisitions), as though such Obligor or such Subsidiary acquired or disposed of such assets on the first day of such period.

         "Paramus-Hillsdale Sale" means the sale by the Obligors of the cable television systems of the Obligors serving approximately 5,200 subscribers on the Effective Date in the communities of Paramus and Hillsdale, New Jersey.

         "Parent Corp." shall mean CSC Parent Corp., a Delaware corporation.

         "Participation Agreement" shall have the meaning given to such term in
Section 12.05(c) hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" shall mean, with respect to any Person: (i) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or Leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iii) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iv) Liens in favor of issuers of performance bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of such Person; or (vi) any Lien on any Margin Stock.

         "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture or adventure, a trust or estate or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, or any other legal entity.

         "Plan" shall mean, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by any Obligor or an ERISA Affiliate or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Obligor or an ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions.

         "Pole Rental Leases" shall mean Leases under which the Obligors and their Subsidiaries have the right to use telephone or utility poles, conduits or trenches for the purpose of supporting or housing cables of the respective systems.

         "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Obligors under this Agreement which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to 2% above the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans; provided that, if such amount in default is principal of a Eurodollar Loan and the due date is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% above the interest rate for such Loan for such Interest Period as provided in Section 3.03 hereof, and thereafter the rate provided for above in this definition.

         "Prohibited Transaction" shall mean a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA.

         "Proposed Bank" shall have the meaning given to such term in Section 12.05(h) hereof.

         "Quarter" shall mean a fiscal quarterly period of the Obligors.

         "Quarterly Dates" shall mean the last day of each March, June, September and December, the first of which shall be on March 31, 1998, provided that, if any such day is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business Day.

         "Reference Banks" shall mean The Toronto-Dominion Bank (New York Branch) and The Bank of New York.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean, with respect to any Bank, any change on or after the Effective Date in United States Federal, state or foreign laws or regulations (including Regulation D) or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States Federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reportable Event" shall mean (i) any of the events set forth in
Section 4043(b) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4068(f) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring any Obligor or any ERISA Affiliate to provide security to a Plan under Section 401(a)(29) of the Code and (iii) any failure to make payments required by
Section 412(m) of the Code if such failure continues for 30 days following the due date for any required installment.

         "Required Payment" shall have the meaning given to such term in Section
4.04 hereof.

         "Reserve Requirement" shall mean, for any Eurodollar Loans of any Bank for any Interest Period, the rate at which such Bank actually is required to maintain reserves (including any marginal, supplemental or emergency reserves) during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves actually required to be maintained by such Bank by reason of any Regulatory Change against (A) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate for such Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (B) any category of extensions of credit or other assets which include Eurodollar Loans.

         "Restricted Payments" shall mean direct or indirect distributions, dividends or other payments by any Obligor or any Subsidiary of any Obligor on account of (including, without limitation, sinking fund or other payments on account of the redemption, retirement, purchase or acquisition of) any general or limited partnership or joint venture interest in, or any capital stock of, such Obligor or such Subsidiary, as the case may be (whether made in cash, property or obligations), other than any such distributions, dividends and other payments made by any Subsidiary of any Obligor to any other Subsidiary of any Obligor or to any Obligor.

         "Specified Existing Indebtedness" shall mean the Indebtedness listed as Specified Existing Indebtedness on Schedule 9.10.

         "Subscribers' Certificate" shall mean a certificate of a senior financial executive of the Obligors in substantially the form of Exhibit C hereto.

         "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, joint venture or adventure, trust or estate:

         (a) in the case of a corporation, of which a majority of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

         (b) in the case of a partnership or joint venture, in which such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests; or

         (c) in the case of a trust or estate, the beneficial interest of which is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Tax" means any Federal, State or foreign tax, assessment or other governmental charge (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

         "TCI Acquisition" shall mean the transactions contemplated by the TCI Acquisition Documents, other than the Second-Tier Reorganization (as defined in and contemplated by the Master Reorganization Agreement referred to in the definition of "TCI Acquisition Documents" herein).

         "TCI Acquisition Documents" shall mean (i) the Amended and Restated Contribution and Merger Agreement, dated as of June 6, 1997, by and among Cablevision Systems Corporation, Parent Corp., CSC Merger Corporation and TCI Communications, Inc., (ii) the Master Reorganization Agreement, dated as of March 3, 1998, among Parent Corp. and Cablevision Systems Corporation, and (iii) the Assignment and Assumption Agreement, dated as of March 4, 1998, by and among Parent Corp., CSC TKR, Inc., CSC TKR I, Inc., Cablevision of Oakland, Inc., Cablevision of Brookhaven, Inc. and Cablevision of Paterson, Inc.

         "Termination Event" shall mean (i) a Reportable Event, (ii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan, or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Plan under Section 4042 of ERISA or (iv) the appointment of a trustee to administer any Plan under
Section 4042 of ERISA.

         "Total Available Commitment" shall mean, as of any date, the Total Commitment as of such date minus an amount equal to the excess of (i) the aggregate Net Cash Proceeds to be used as specified in all notices given by the Obligors' Representative to the Administrative Agent in accordance with Sections 2.03(b) hereof over (ii) the sum of (x) the aggregate amount of all reductions of the Total Commitment required by reason of the provisos to Section 2.03(b) with respect to such Net Cash Proceeds and (y) the aggregate amount of Loans (including the Loans requested to be made on such date) the proceeds of which have been or, upon the making thereof, will be used for the purposes specified in such notices in accordance with such Section.

         "Total Commitment" shall mean at any time the aggregate amount of the Commitments of all the Banks (as the same may be reduced or otherwise adjusted from time to time as provided in this Agreement).

          "Total Interest Expense" shall mean, for any period, the aggregate amount of interest accrued in respect of Indebtedness (including the interest component of rentals in respect of Capital Lease Obligations) of the Obligors and their Subsidiaries (determined on a consolidated basis) during such period. For purposes hereof, the amount of interest accrued in respect of Indebtedness for any period (A) shall be increased (to the extent not already treated as interest expense or income, as the case may be) by the excess, if any, of amounts payable by any Obligor arising under any Interest Swap Agreements during such period over amounts receivable by such Obligor thereunder (or reduced by the excess, if any, of such amounts receivable over such amounts payable) and interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the applicable Obligor to be the rate of interest implicit in such Capital Lease Obligation in accordance with generally accepted accounting principles (including Statement of Financial Accounting Standards No.
13) and (B) shall be increased or reduced, as the case may be, by the amount of interest accrued during such period in respect of Indebtedness of any Obligor or any Subsidiary of any Obligor in respect of assets acquired or disposed of by such Obligor or such Subsidiary on or after the first day of such period, determined on a pro forma basis reasonably satisfactory to the Administrative Agent (it being agreed that it shall be satisfactory to the Administrative Agent that such pro forma calculations may be based upon generally accepted accounting principles as applied in the preparation of the Obligors' financial statements delivered in accordance with Section 9.01 hereof rather than as applied in the financial statements of the company whose assets were acquired and may include, in the Obligors' discretion, a reasonable estimate of savings under existing contracts resulting from any such acquisitions), as though such Obligor or such Subsidiary acquired or disposed of such assets on the first day of such period.

         "United States Person" means a corporation, partnership or other entity created, organized or incorporated under the laws of the United States of America or a State thereof (including the District of Columbia).

         Section 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect on December 31, 1996, applied on a consolidated basis consistent with the audited financial statements of the Obligors referred to in Section 8.04 hereof. To enable the ready determination of compliance by the Obligors and their Subsidiaries with the various covenants set forth in Article IX hereof, each of the Obligors agrees that the fiscal year of itself and each of its Subsidiaries shall end each year on December 31 and the first three Quarters in each year shall end on March 31, June 30 and September 30, respectively.


                                   ARTICLE II

                                      LOANS


         Section 2.01 Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement:

                  (a) The Loans. On or after the Effective Date, to make one or more Loans to the Obligors from time to time on any Business Day prior to the Commitment Termination Date in an aggregate principal amount not to exceed at any time outstanding such Bank's Commitment; provided that at no time shall the aggregate outstanding principal amount of all Loans exceed the Total Available Commitment.

                  (b) Types of Loans. The Loans, at the option of the Obligors, may be made as, and from time to time continued as or converted into, Base Rate Loans or Eurodollar Loans of any permitted type, or any combination thereof; provided, however, that each borrowing of Loans shall be in an aggregate amount equal to $500,000 or an integral multiple of $250,000 in excess thereof.



         Section 2.02 Manager of Borrowing; Conversion and Continuation. (a) Notice of Borrowing. The Obligors' Representative shall give the Administrative Agent (which shall promptly notify the Banks) notice of each borrowing of Loans hereunder substantially in the form of Schedule 2.02(a) hereto, which notices shall be irrevocable and effective only upon receipt by the Administrative Agent, shall specify the aggregate amount, the type or types and date of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor and shall be given not later than 11:00 a.m. New York time on the day which is not less than the number of Business Days prior to the date of such borrowing specified below:

                                                          Number of
                  Type                                  Business Days
                  ----                                  -------------

                  Base Rate Loan                              0
                  Eurodollar Loan                             3

Notwithstanding the foregoing, any notice given by the Obligors' Representative to the Administrative Agent under this Section 2.02(a) may be given orally by telephone and confirmed in writing within one Business Day. In the case of any discrepancies between oral and written notices received by the Administrative Agent, the oral notice shall be effective as understood in good faith by the Administrative Agent.

                  (b) Funding. Not later than 1:00 p.m. New York time on the date specified for borrowing hereunder, each Bank shall make available the amount of the Loan to be made by it on such date to the Administrative Agent in immediately available funds, for the account of the Obligors. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Obligors by depositing the same, in immediately available funds, in a joint account of the Obligors designated by the Obligors' Representative or by wiring the same, in immediately available funds, to any account specified by the Obligors' Representative in its notice of borrowing.

                  (c) Conversion and Continuation. (i) All or any part of the principal amount of any Loan may, on any Business Day, be converted into another type or types of Loans, except that Eurodollar Loans may be converted only on the last day of the applicable Interest Period.

                  (ii) Base Rate Loans shall continue as Base Rate Loans unless and until such Loans are converted into Eurodollar Loans of any type. Each Eurodollar Loan shall continue as a Eurodollar Loan until the end of the then current Interest Period therefor, at which time it shall be automatically converted into a Base Rate Loan unless the Obligors' Representative shall have given the Administrative Agent notice in accordance with Section 2.02(c)(iv) hereof requesting either that such Eurodollar Loans continue as Eurodollar Loans of such type for another Interest Period or that such Eurodollar Loans be converted into Eurodollar Loans of another type at the end of such Interest Period.

                  (iii) Notwithstanding anything to the contrary contained in
Section 2.02(c)(i) or (ii), during an Event of Default, the Administrative Agent shall, at the direction of the Majority Banks, notify the Obligors' Representative that Loans may only be converted into or continued as Loans of certain specified types and, thereafter, until no Event of Default shall continue to exist, Loans may not be converted into or continued as Loans of any type other than one or more of such specified types.

                  (iv) The Obligors' Representative shall give the Administrative Agent (which shall promptly notify the Banks) notice of each conversion or continuation of Loans hereunder substantially in the form of
Schedule 2.02(c) hereto, which notices shall be irrevocable and effective only upon receipt by the Administrative Agent, shall specify (x) the aggregate amount and the type of the Loans to be converted or continued and (in the case of Eurodollar Loans) the duration of the Interest Period therefor, (y) the requested date of such conversion or continuation and (z) the amount and type or types of Loans into which such Loans are to be converted or as which such Loans are to be continued, and shall be given not later than 11:00 a.m. New York time on the day which is not less than the number of Business Days prior to the date of such conversion into or continuation as the type of Loans specified below:

                                                          Number of
                  Type                                  Business Days
                  ----                                  -------------

                  Base Rate Loan                              0
                  Eurodollar Loan                             3


Notwithstanding the foregoing, any notice given by the Obligors' Representative to the Administrative Agent under this Section 2.02(c)(iv) may be given orally by telephone and confirmed in writing within one Business Day. In the case of any discrepancies between oral and written notices received by the Administrative Agent, the oral notice shall be effective as understood in good faith by the Administrative Agent.


         Section 2.03 Reductions and Changes of Commitments.

         (a) Optional Reductions and Terminations. The Obligors shall have the right to terminate or reduce the Total Commitment at any time or from time to time, provided that (i) the Obligors' Representative shall give notice of each such termination or reduction to the Administrative Agent at least two Business Days prior thereto, (ii) each partial reduction thereof shall be in an aggregate amount at least equal to $5,000,000 and (iii) the Total Commitment may not be reduced at any time to an amount less than the aggregate principal amount of the Loans outstanding at such time.

         (b) Special Mandatory Reductions. The Total Commitment shall be automatically reduced upon the date of any sale, transfer or other disposition of the types permitted under Section 9.14(a)(vi) hereof (other than the Paramus-Hillsdale Sale), by an amount equal to 50% of the excess of the Net Cash Proceeds thereof over all or any portion of such Net Cash Proceeds that will be used, as specified in a notice from the Obligors' Representative to the Administrative Agent, for an acquisition permitted under Section 9.14(b)(ii) hereof; provided, however, that if the applicable Obligor or the applicable Subsidiary shall not have entered into a binding purchase agreement with respect to any such acquisition on or before the date that is six months after the date of such disposition, the Total Commitment shall be automatically reduced (without duplication) on such date by an amount equal to 50% of the entire Net Cash Proceeds of such sale, transfer or disposition; and provided further, however, that if the applicable Obligor or the applicable Subsidiary shall have entered into a binding purchase agreement within six months after the date of such disposition, but does not complete such acquisition within nine months of signing such binding purchase agreement, the Total Commitment shall automatically be reduced (without duplication) on the last day of such nine-month period by an amount equal to 50% of the entire Net Cash Proceeds of such sale, transfer or disposition.

         (c) No Reinstatement. The Total Commitment once terminated or reduced may not be reinstated.

         (d) Pro Rata Treatment. Except to the extent otherwise provided herein, each reduction of the Total Commitment shall be applied to the Commitments of the Banks pro rata in accordance with their respective Commitment Percentages.


         Section 2.04 Commitment Fee. The Obligors shall pay to the Administrative Agent for the account of each Bank a commitment fee (the "Commitment Fee") on the daily average unutilized amount of such Bank's Commitment for the period from and including the Effective Date to but not including the earlier of the date such Bank's Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to 0.250%. For purposes of calculating the Commitment Fee, the Commitment of each Bank shall be deemed to be utilized in an amount equal to the sum of the aggregate outstanding principal amount of such Bank's Loans. Accrued Commitment Fees under this
Section 2.04 shall be payable in arrears on each Quarterly Date and on the date of any termination or reduction of the Total Commitment to the extent accrued and unpaid on the portion of the Total Commitment then terminated or reduced.

         Section 2.05 Notes. (a) Form of Notes. The Loans made by each Bank shall be evidenced by a single Note of the Obligors in substantially the form of Exhibit A hereto, dated the Effective Date.

         (b) Endorsements. Each Bank is hereby authorized by the Obligors to endorse on a schedule attached to each Note of such Bank (or any continuation thereof) the amount and date of each Loan made by such Bank to the Obligors hereunder, and the amount of each payment on account of principal of such Loan received by such Bank, provided that any failure by such Bank to make any such endorsement shall not affect the obligations of the Obligors under such Note or hereunder in respect of such Loans.

         Section 2.06 Lending Offices. The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office set forth on Schedule 2.06 for Loans of such type.

         Section 207 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither the Administrative Agent nor any Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Obligors at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall, subject to Section 10.01 hereof, be entitled to protect and enforce its rights arising out of this Agreement and its Note and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

         Section 2.08. Use of Proceeds. The proceeds of the Loans made hereunder shall be used only (x) to finance the TCI Acquisition (including the repayment of existing Indebtedness related to the assets being acquired by the Obligors pursuant to the TCI Acquisition), (y) for the general business purposes of the Obligors and their Subsidiaries and (z) for any transaction or activity in which the Obligors and their Subsidiaries are permitted to engage under the provisions of this Agreement.

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

         Section 3.01 Prepayments (a) Optional Prepayments. Any Obligor may, at any time and from time to time (subject, in the case of Eurodollar Loans, to Section 5.05 hereof), prepay Base Rate Loans on any Business Day if prior notice is given to the Administrative Agent before 11:00 a.m. New York time on such day (and if such notice is received by the Administrative Agent after 11:00 a.m. New York time, on the next succeeding Business Day), and Eurodollar Loans upon not less than three Business Days' prior notice to the Administrative Agent (and the Administrative Agent shall promptly notify the Banks in each case of such notice), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be not less than $1,000,000), and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that, in the case of Eurodollar Loans, interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date.

            (b) Mandatory Prepayments. The Obligors shall, upon any sale, transfer or other disposition permitted under Section 9.14(a)(vi) hereof (other than the Paramus-Hillsdale Sale), prepay Loans in an amount equal to 50% of the Net Cash Proceeds thereof. Notwithstanding anything in this Agreement to the contrary, amounts prepaid from any sale, transfer or other disposition pursuant to the foregoing sentence may be reborrowed by the Obligors solely for the purpose of effecting acquisitions permitted under Section 9.14(b)(ii) hereof and solely to the extent that such disposition has not resulted in a mandatory reduction of the Total Commitment pursuant to the provisos to Section 2.03(b) hereof.

         Section 3.02 Repayment of Loans. The aggregate outstanding principal amount of the Loans shall mature and become due and payable, and shall be repaid by the Obligors, together with all accrued and unpaid interest thereon and any amounts payable pursuant to Section 5.05 hereof in connection therewith, on the Commitment Termination Date.

         Section 3.03 Interest. (a) The Obligors hereby promise to pay to the Administrative Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

             (i) if such Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin; and

            (ii) if such Loan is a Eurodollar Loan, the Eurodollar Rate for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, the Obligors hereby promise to pay to the Administrative Agent for the account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, and on any other amount payable by the Obligors hereunder to or for the account of such Bank (but, if such amount is interest, only to the extent legally enforceable), which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full. Interest at the Post-Default Rate shall be due upon demand.

         (b) Accrued interest on each Loan shall be payable (i) on the last day of each Interest Period for such Loan (and, if such Interest Period is longer than three months (in the case of a Eurodollar Loan) on each three-month anniversary of the first day of such Interest Period), (ii) in the case of a Eurodollar Loan, when such Loan shall be converted or be due by reason of prepayment or (iii) when such Loan shall be due at maturity or by reason of acceleration or otherwise (other than by reason of prepayment). Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Banks and the Obligors' Representative thereof.


                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.


         Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Obligors hereunder and under the Notes shall be made in Dollars, in immediately available funds, to the Administrative Agent not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Administrative Agent, or any Bank for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of any of the Obligors with the Administrative Agent or such Bank, as the case may be. The Obligors' Representative shall, at the time of any Obligor making any payment hereunder or under any Note, specify to the Administrative Agent the Loans or other amounts payable by the Obligors hereunder to which such payment is to be applied (but in the event that the Obligors' Representative fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment as it may elect in its sole discretion, but subject to Section 4.02 hereof). Each payment received by the Administrative Agent hereunder or under any Note for account of a Bank shall be paid promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan in respect of which such payment is made.

         Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) subsequent to the initial borrowing hereunder, the Loans shall be made by the Banks pro rata according to their respective Commitment Percentages; (b) each payment by any Obligor of principal of the Loans shall be made to the Administrative Agent for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Banks; (c) each payment by any Obligor of interest on Loans of a particular type shall be made to the Administrative Agent for the account of the Banks holding Loans of such type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (d) each payment of the Commitment Fee shall be made for the account of the Banks pro rata in accordance with their respective Commitment Percentages.

         Section 4.03 Computations. Interest on Eurodollar Loans and the Commitment Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, except that all interest determined on the basis of the Post-Default Rate shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

         Section 4.04 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Obligors' Representative prior to the date on which such Bank is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder or the Obligors are to make a payment to the Administrative Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that such Bank or the Obligors, as the case may be, do not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if such Bank or the Obligors, as the case may be, have not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at the Federal Funds Rate.

         Section 4.05. Sharing of Payments, Etc. Each of the Obligors and the Guarantors agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of such Obligor or such Guarantor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans hereunder, which is not paid when due (regardless of whether such balances are then due to such Obligor or such Guarantor), in which case it shall promptly notify the Administrative Agent and such Obligor or such Guarantor thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof. If a Bank shall obtain payment of any principal of or interest on any Loan made by it to the Obligors under this Agreement, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the amounts then due hereunder by the Obligors to such Bank than the percentage received by other Banks, it shall promptly purchase from such other Banks participations in the Loans made by such other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such excess payment (net of any expense which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and interest on the Loans held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Obligors and the Guarantors agree that any Bank so purchasing a participation in the Loans made by other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Obligors or the Guarantors. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this
Section 4.05 to share in the benefits of any recovery on such secured claim.

         Section 4.06 No Reductions. All payments due to the Administrative Agent or any Bank under this Agreement shall be made by the Obligors, without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim or Tax, except, subject to Section 4.07, for any withholding or deduction for Taxes required to be withheld or deducted under applicable law.

         Section 4.07 Taxes. (a) Taxes Payable by the Obligors. If under applicable law any Tax is required to be withheld or deducted from, or is otherwise payable by the Obligors in connection with, any payment to the Administrative Agent or any Bank under this Agreement, the Obligors shall, subject to Section 4.07(b), pay to the Administrative Agent or such Bank, as applicable, such additional amounts as may be necessary so that the net amount received by the Administrative Agent or such Bank with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under this Agreement.

         (b) Limitations. Notwithstanding anything to the contrary contained herein, the Obligors shall not be required to pay any additional amount in respect of withholding of United States Federal income taxes pursuant to this
Section 4.07 to any Bank except to the extent (A) such Taxes are required to be withheld solely as a result of (1) in the case of a person that is a Bank on the Effective Date, a Regulatory Change enacted after the Effective Date and (2) in the case of a Person that becomes a Bank after the Effective Date, a Regulatory Change enacted after such Person becomes a Bank, and (B) such Bank has not failed to submit any form or certificate that it is entitled to so submit under applicable law.

         (c) Exemption from U.S. Withholding Taxes. There shall be submitted to the Obligors' Representative and the Administrative Agent, (A) on or before the first date that interest or fees are payable to such Bank under this Agreement,
(1) if at the time the same are applicable, (aa) by each Bank that is not a United States Person, two duly completed and signed copies of Internal Revenue Service Form 1001 or 4224 (or any successor form to the applicable form), in either case entitling such Bank to a complete exemption from withholding of any United States federal income taxes on all amounts to be received by such Bank under this Agreement, or (bb) by each Bank that is a Non-US Bank, (x) a duly completed Internal Revenue Service Form W-8 (or any successor form to such form) and (y) a certification in the form of Schedule 4.07(c) that such Bank is a Non-US Bank or (2) if at the time any of the foregoing are inapplicable, duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States federal income taxes to the maximum extent to which such Bank is then entitled under applicable law, and (B) from time to time thereafter, prior to the expiration or obsolescence of any previously delivered form or upon any previously delivered form becoming inaccurate or inapplicable, such further duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States federal income taxes to the maximum extent to which such Bank is then entitled under applicable law. Each Bank shall promptly notify the Obligors' Representative and the Administrative Agent if (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any such form or certificate has otherwise become ineffective or inaccurate or (B) payments to it are or will be subject to withholding of United States federal income taxes to a greater extent than the extent to which payments to it were previously subject. Upon the request of the Obligors' Representative or the Administrative Agent, each Bank that is a United States Person shall from time to time submit to the Obligors' Representative and the Administrative Agent a certificate to the effect that it is such a United States Person and a duly completed Internal Revenue Service Form W-9 (or any successor form to such form).


                                    ARTICLE V

                         YIELD PROTECTION AND ILLEGALITY

     Section 5.01          Additional Costs in Respect of Loans.

         (a) The Obligors shall pay to the Administrative Agent for the account of each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its making or maintaining any Eurodollar Loans hereunder or its commitment to make such Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

         (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of such Eurodollar Loans (other than taxes imposed on the overall net income of such Bank or of its Applicable Lending Office for such Eurodollar Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including such Eurodollar Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitments of such Bank; or

         (iii) imposes any other condition affecting this Agreement or the Commitment of such Bank (or any of such extensions of credit or liabilities).

Each Bank will notify the Obligors' Representative through the Administrative Agent of any event which will entitle such Bank to compensation pursuant to this
Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Obligors' Representative through the Administrative Agent) will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, provided that no Obligor shall be obligated to compensate any Bank under this Section 5.01(a) for any Additional Costs incurred more than six months prior to the date the respective Bank requests such compensation from the Obligors, except for periods preceding such date but which are after the date such Bank notified the Obligors' Representative of the possibility that such Additional Costs might be incurred as a result of the respective Regulatory Change. Each Bank will furnish the Obligors' Representative with a statement setting forth the basis and amount of each request by such Bank for compensation under this Section 5.01(a). If any Bank requests compensation from the Obligors under this Section 5.01(a), the Obligors' Representative may, by notice to such Bank through the Administrative Agent, require that such Bank's Loans of the type with respect to which such compensation is requested be converted into Base Rate Loans in accordance with
Section 5.04 hereof.

         (b) Without limiting the effect of the foregoing provisions of this
Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on any Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes any Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Obligors' Representative (with a copy to the Administrative Agent), the obligation of such Bank to make, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect.

         (c) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Obligors shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for Capital Maintenance Costs with respect to its Loans or Commitment (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank to a level below that which such Bank could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Obligors' Representative that it is entitled to compensation pursuant to this
Section 5.01(c) as promptly as practicable after it determines to request such compensation, provided that no Obligor shall be obligated to compensate any Bank under this Section 5.01(c) for any such costs incurred more than six months prior to the date the respective Bank requests such compensation from the Obligors, except for periods preceding such date but which are after the date such Bank notified the Obligors' Representative of the possibility that such costs might be incurred.

         (d) Determinations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change on its costs of making or maintaining Loans or maintaining its Commitment or on amounts receivable by it in respect of Loans or such Commitment, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis.

         Section 5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, with respect to any Eurodollar Loans:

         (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

         (b) the Majority Banks determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rates of interest for such Loans are to be determined do not adequately cover the cost to such Banks of making or maintaining such Loans;

then the Administrative Agent shall promptly notify the Obligors' Representative and each Bank thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make Eurodollar Loans of the affected type.

         Section 5.03 Illegality. Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans hereunder, or (b) maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Obligors' Representative thereof through the Administrative Agent (which notice shall include a statement explaining the nature of such unlawfulness) and such Bank's obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans and such Bank's outstanding Eurodollar Loans shall be converted into Base Rate Loans in accordance with Section 5.04 hereof.

         Section 5.04 Certain Conversions of Loans Pursuant to Section 5.01 or
5.03. If the obligation of any Bank to make any type of Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type"), all Loans which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01 or 5.03 hereof has occurred and such Bank determines that it is required to convert such Loans, then, by notice to the Obligors' Representative with a copy to the Administrative Agent, all Affected Loans of such Bank then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans.

         Section 5.05 Compensation. (a) The Obligors shall pay to the Administrative Agent for the account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of:

            (i) any payment, prepayment or conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Article X hereof) on a date other than the last day of an Interest Period for such Loan; or

            (ii) any failure by any Obligor for any reason (including, without limitation, the failure of any of the conditions precedent specified in Article VII hereof to be satisfied) to borrow or convert a Eurodollar Loan to be made by such Bank on the date for such borrowing specified in the relevant notice of borrowing under Section 2.02 hereof.

         (b) Such compensation shall include Funding Costs in the case of any payment, prepayment or conversion of, or failure to borrow or convert, any Loan made or to be made as a Eurodollar Loan.

         Section 5.06 Replacement of Banks. If any Bank requests compensation pursuant to Section 5.01, or such Bank's obligation to make or continue, or to convert Loans of any other type into, any type of Eurodollar Loan shall be suspended pursuant to Section 5.02 or 5.03, or if an event occurs that entitles such Bank to make a claim pursuant to Section 4.07, the Obligors' Representative, upon three Business Days' notice to the Administrative Agent and such Bank, may require that such Bank transfer all of its right, title and interest under this Agreement and such Bank's Notes to any bank or financial institution identified by the Obligors' Representative with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), such assignment to be made pursuant to an Assignment and Acceptance Agreement substantially in the form of Exhibit H hereto (an "Assignment and Acceptance")
(a) if such proposed transferee agrees to assume all of the obligations of such Bank for consideration equal to the outstanding principal amount of such Bank's Loans, together with interest thereon to the date of such transfer, and satisfactory arrangements are made for payment to such Bank of all other amounts payable hereunder to such Bank on or prior to the date of such transfer (including the amounts so requested pursuant to Section 5.01 or so entitled to be claimed pursuant to Section 4.07, any fees accrued hereunder and any amounts that would be payable under Section 5.05 as if all of such Bank's Loans were being prepaid in full on such date) and (b) if such Bank being replaced has requested compensation pursuant to Section 5.01 or is entitled to make a claim pursuant to Section 4.07, such proposed transferee's aggregate requested compensation, if any, pursuant to Section 5.01, or the amounts, if any, entitled to be claimed by such proposed transferee pursuant to Section 4.07, with respect to such replaced Bank's Loans would be lower than that of the Bank replaced. Without prejudice to the survival of any other agreement of the Obligors hereunder, the agreements of the Obligors contained in Sections 4.07, 5.01 and
12.03 (without duplication of any payments made to such Bank by the Obligors or the proposed transferee) shall survive for the benefit of any Bank replaced under this Section 5.06 with respect to the time prior to such replacement.


                                   ARTICLE VI

                                    GUARANTEE

         (a) Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the Banks and the Administrative Agent and their respective successors and assigns and the subsequent holders of the Notes, irrespective of the validity and enforceability of this Agreement or the Notes or the obligations of the Obligors or any of the other Guarantors hereunder or thereunder, or any other circumstance that might otherwise affect the liability of a guarantor, that: (i) the principal of and interest on the Loans and the Notes and all other obligations of the Obligors and the other Guarantors to the Banks or the Administrative Agent under this Agreement and the Notes will be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms hereof and thereof; and
(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors will be obligated, jointly and severally, to pay the same immediately.

         (b) Each of the Guarantors hereby waives notice of, and consents to, any extensions of time of payment, renewals, or other indulgence from time to time granted by any of the Banks or the Administrative Agent in respect of the Notes or this Agreement. Each of the Guarantors hereby releases the Obligors from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, "claims" (as defined in section 101(5) of the Bankruptcy Code) against the Obligors, whether arising under applicable law or otherwise, to which such Guarantors are or would be entitled by virtue of their obligations hereunder or any payment made pursuant hereto, including any such claims to which such Guarantors may be entitled as a result of any right of subrogation, exoneration or reimbursement in each case to the extent, but only to the extent, that such Guarantor would be deemed a "creditor" of the Obligors for purposes of Section 547 of the Bankruptcy Code solely by reason of such Guarantor's holding or asserting such claim. To the extent not released by the Guarantors under this Article VI, each of the Guarantors agrees that it shall not be entitled to any right of subrogation, exoneration, reimbursement or contribution in respect of any obligations guaranteed hereby until payment in full of all the Obligations. With respect to the Notes and this Agreement, each of the Guarantors hereby waives presentment, protest, demand of payment, notice of dishonor and all other notices and demands whatsoever. Each of the Guarantors further agrees that, as between such Guarantor, on the one hand, and the Administrative Agent and the Banks, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 10.01 hereof for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 10.01 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each of the Guarantors for the purpose of this guarantee. The obligations of each of the Guarantors under this Article VI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Obligors is rescinded or must be otherwise restored by any holder of any of the obligations guaranteed hereunder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and each of the Guarantors agrees that it will indemnify the Banks and the Administrative Agent on demand for reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Banks or the Administrative Agent in connection with such rescission or restoration.

         (c) It is the intention of the Guarantors, the Banks and the Obligors that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. To that end, but only to the extent such obligations would otherwise be avoidable, the obligations of each Guarantor hereunder shall be limited to the maximum amount that, after giving effect to the incurrence thereof, would not render such Guarantor insolvent or unable to make payments in respect of any of its indebtedness as such indebtedness matures or leave such Guarantor with an unreasonably small capital. The need for any such limitation shall be determined, and any such needed limitation shall be effective, at the time or times that such Guarantor is deemed, under applicable law, to incur the Obligations hereunder. Any such limitation shall be apportioned amongst the Obligations pro rata in accordance with the respective amounts thereof. This paragraph is intended solely to preserve the rights of the Banks under this Agreement to the maximum extent permitted by applicable law, and neither the Guarantors, the Obligors nor any other Person shall have any right under this paragraph that it would not otherwise have under applicable law. The Obligors and each Guarantor agree not to commence any proceeding or action seeking to limit the amount of the obligation of such Guarantor under this Article VI by reason of this paragraph. For the purposes of this paragraph, "insolvency", "unreasonably small capital" and "unable to make payments in respect of any of its indebtedness as such indebtedness matures" shall be determined in accordance with applicable law.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         Section 7.01 Initial Loan. The obligation of each Bank to make its initial Loan hereunder is subject to the satisfaction of the following conditions precedent on or prior to the date of such initial Loan but in any event no later than March 31, 1998:

         (a) Execution and Notes. This Agreement shall have been duly executed and delivered by each of the Obligors, the Guarantors in existence on the Effective Date, the Banks and the Administrative Agent, and the Obligors shall have executed and delivered to each Bank its Note evidencing the Loans to be made by such Bank hereunder.

         (b) Signatures. Each of the Obligors and the Guarantors in existence on the Effective Date shall have certified to the Administrative Agent (with copies to be provided for each Bank) the name and signature of each of the persons authorized to sign on its respective behalf such of this Agreement and the Notes to which it is a party and to borrow under this Agreement. The Banks may conclusively rely on such certifications until they receive notice in writing from the applicable Obligor or Guarantor to the contrary.

         (c) Proof of Action. The Administrative Agent shall have received certified copies of all necessary action taken by each of the Obligors and the Guarantors in existence on the Effective Date to authorize the execution, delivery and performance of such of this Agreement and the Notes to which it is a party.

         (d) Opinions of Counsel to the Obligors. The Administrative Agent shall have received opinions of:

                 (i) Robert Lemle, Esq., General Counsel to the Obligors, substantially in the form of Exhibit E hereto;

                (ii) Sullivan & Cromwell, special New York counsel to the Obligors, substantially in the form of Exhibit F(1) hereto;

               (iii) Schenk, Price, Smith & King, special New Jersey counsel to the Obligors, substantially in the form of Exhibit F(2) hereto; and

                 (iv) Piper & Marbury, special FCC counsel to the Obligors, substantially in the form of Exhibit F(3) hereto;

and covering such other matters as any Bank or Banks or special New York counsel to the Administrative Agent, Winthrop, Stimson, Putnam & Roberts, may reasonably request (and for purposes of such opinions such counsel may rely upon opinions of counsel in other jurisdictions, provided that such other counsel are satisfactory to special counsel to the Administrative Agent and such other opinions state that the Banks are entitled to rely thereon).

         (e) Opinion of Banks' Counsel. Each Bank shall have received an opinion of Winthrop, Stimson, Putnam & Roberts, special New York counsel to the Administrative Agent, substantially in the form of Exhibit G hereto and covering such other matters as any Bank or Banks may reasonably request.

         (f) TCI Acquisition Documents. The Administrative Agent shall have received certified copies of the TCI Acquisition Documents.

         (g) Fees. The Obligors shall have paid to the Administrative Agent and the Managing Agents the fees payable to such Persons as provided in the separate fee letters dated the Effective Date.

         (h) Compliance Certificate. The Banks shall have received a Compliance Certificate, dated the requested date for the making of such Loan, showing that, after giving pro forma effect to the making of such Loan and the application of the proceeds thereof and the completion of the TCI Acquisition, the Obligors and their Subsidiaries are in compliance with the provisions of this Agreement as of the Effective Date;

         (i) Other Documents. Such other documents and papers relating to the documents referred to herein and the transactions contemplated hereby as any Bank or special counsel to the Banks shall reasonably require shall have been received.

         (j) Specified Existing Indebtedness. The Administrative Agent shall be reasonably satisfied that, after giving effect to such initial Loan, (1) all outstanding loans and other amounts owing under all Specified Existing Indebtedness shall have been repaid in full, (2) all commitments for the making of loans or other advances under any document or instrument relating to such Specified Existing Indebtedness shall have terminated, and (3) all Liens, if any, securing any Specified Existing Indebtedness shall have been terminated and released (and arrangements satisfactory to the Administrative Agent shall have been made for the filing of all termination statements and other filings necessary to effect such termination and release).

         (k) BPU Approvals. The Obligors shall have obtained the approval of the BPU with respect to this Agreement and the uses of the proceeds of the Loans specified in Section 2.08 hereof.

         (l) TCI Acquisition. The TCI Acquisition shall have been consummated (or shall be consummated substantially concurrently with the funding of such Loan to the Obligors) in accordance with the terms of the TCI Acquisition Documents (as the same may have been modified by any waivers of the terms and conditions thereof which, individually and in the aggregate, do not and, insofar as can reasonably be foreseen, will not have a Materially Adverse Effect) and the Administrative Agent shall have received a certificate of a senior officer of the Obligors to such effect.

         Section 7.02 Each Loan. The obligation of each Bank to make each of its Loans (including its initial Loan) hereunder (which shall not include any conversion or continuation of any outstanding Loan) is subject to the additional conditions precedent that:

         (a)  no Default shall have occurred and be continuing;

         (b) the representations and warranties in Article VIII hereof shall be true on and as of the date of the making of, and after giving effect to, such Loan with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date; and

         (c) to the extent requested by the Administrative Agent or any Bank, a senior executive of the Obligors shall have certified compliance with paragraphs
(a) and (b) above to the Administrative Agent.

         Each of the Obligors shall be deemed to have made a representation and warranty hereunder as of the time of the making of such Loans that the conditions specified in such clauses have been fulfilled as of such time.


                                  ARTICLE VIII

                                 REPRESENTATIONS

         Each of the Obligors and the Guarantors represents, warrants and covenants as follows:

         Section 8.01 Existence and Power. Each of the Obligors and their Subsidiaries is a limited or general partnership or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business and is in good standing in all jurisdictions in which such qualification is necessary in view of the properties and assets owned and presently intended to be owned and the business transacted and presently intended to be transacted by it except for qualifications the lack of which, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect, and each of the Obligors and their Subsidiaries has full power, authority and legal right to make and perform this Agreement and the Notes.

         Section 8.02 Subsidiaries. As at the Effective Date and the date of the initial Loan hereunder, none of the Obligors has any Subsidiaries other than those set forth on Schedule 8.02.

         Section 8.03 Authority; No Conflict. The making and performance by each of the Obligors and their Subsidiaries of such of this Agreement and the Notes to which it is a party or signatory, and each extension of credit hereunder, have been duly authorized by all necessary action and do not and will not: (i) subject to the consummation of the action described in Section 8.12 hereof, violate any provision of any laws, orders, rules or regulations presently in effect (other than violations that, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect), or any provision of any of the Obligors' or their Subsidiaries' partnership agreement, charter or by-laws presently in effect; or (ii) result in the breach of, or constitute a default or require any consent (except for the consents described on Schedule 8.03 hereto, each of which has been duly obtained) under, any existing indenture or other agreement or instrument to which any Obligor or any Subsidiary of any Obligor is a party or its properties may be bound or affected (other than any breach, default or required consent that, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect); or (iii) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by any Obligor or any Subsidiary of any Obligor.

         Section 8.04 Financial Condition. The Obligors have furnished to each
Bank:

         (a) the respective combined balance sheets of the TKR New Jersey/New York Systems and the TCI New Jersey and New York Systems, in each case as at December 31, 1995 and as at December 31, 1996, and the respective related combined statements of operations or earnings, Parent's Investment or Combined Deficit and cash flows for the fiscal years ended on said dates, said financial statements having been certified by KPMG Peat Marwick; and

         (b) the pro forma unaudited combined and consolidated balance sheets of the Obligors and their respective consolidated Subsidiaries, as at September 30, 1997, and the related unaudited combined and consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the nine months ended on said date.

         All financial statements referred to above are complete and correct in all material respects (subject, in the case of the unaudited financial statements referred to above, to year-end and audit adjustments) and fairly present the financial condition of the respective entity or groups of entities which is or are the subject of such financial statements (as stated above), on a combined and consolidated basis to the extent so indicated above, as at the respective dates of the balance sheets included in such financial statements and the results of operations of such entity or groups of entities for the respective periods ended on said dates. None of the Obligors and their Subsidiaries had on any of said dates any material contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments or operations which are substantial in amount, except as referred to or reflected or provided for in said financial statements as at said respective dates or as disclosed to the Banks in writing prior to the date hereof. Except as disclosed to the Banks in writing prior to the date hereof, since December 31, 1996 there has been no material adverse change in the financial condition or the businesses or operations of the Obligors and their Subsidiaries taken as a whole on a combined and consolidated basis from that shown by the balance sheets as at December 31, 1996 included in said financial statements for the Obligors and their respective Subsidiaries (it being understood that for purposes of this sentence the Obligors and their respective Subsidiaries shall be deemed to have owned all of the assets acquired by the Obligors and their respective Subsidiaries pursuant to the TCI Acquisition for all periods covered by said balance sheets until and including the Effective Date).

         Section 8.05 Litigation; Etc. Except as disclosed to the Banks on
Schedule 8.05, there are no lawsuits or other proceedings pending, or to the knowledge of any Obligor or any Subsidiary of any Obligor threatened, against any Obligor or any Subsidiary of any Obligor or any of their respective properties or assets, before any court or arbitrator or by or before any governmental commission, bureau or other regulatory authority that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect. None of the Obligors and their Subsidiaries are in default under or in violation of or with respect to any laws or orders, or any material provision of any rules or regulations, or any writ, injunction or decree of any court, arbitrator, governmental commission, bureau or other regulatory authority, or any Franchise, except for minor defaults which, if continued unremedied, are not likely to have a Materially Adverse Effect.

         Section 8.06. Titles and Liens. Except as set forth on Schedule 9.12, each of the Obligors and their Subsidiaries has good title to its properties and assets, free and clear of all Liens except those permitted by Section 9.12 hereof.

         Section 8.07 Regulations G and U. None of the proceeds of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. If requested by any Bank, the Obligors will furnish to the Banks statements in conformity with the requirements of Regulations G and U.

         Section 8.08. Taxes. Each of the Obligors and their Subsidiaries has filed all material tax returns which are required to be filed under any law applicable thereto except such returns as to which the failure to file, singly or in the aggregate, has not had and will not have a Materially Adverse Effect, and has paid, or made provision for the payment of, all Taxes shown to be due pursuant to said returns or pursuant to any assessment received by any Obligor or any Subsidiary of any Obligor, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or as to which the failure to pay, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

         Section 8.09 Other Credit Agreements. Schedule 9.10 (Existing Indebtedness), Schedule 9.11 (Existing Guarantees) and Schedule 9.12 (Existing Liens) contain complete and correct lists, as at the date hereof and the date of the initial Loan hereunder, of all credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees and other instruments presently in effect (including Capital Lease Obligations) providing for, evidencing, securing or otherwise relating to any Indebtedness of the Obligors and their Subsidiaries in a principal or face amount equal to $150,000 or more and such lists correctly set forth the names of the debtor or lessee and creditor or lessor with respect to the Indebtedness outstanding or to be outstanding thereunder, the rate of interest or rentals, a description of any security given or to be given therefor, and the maturity or maturities or expiration date or dates thereof.

         Section 8.10 Full Disclosure. None of the financial statements referred to in Section 8.04 hereof or any written statements delivered pursuant to
Section 8.02, 8.04 or 8.15 (each of which has heretofore been furnished to each Bank) contains, as at the date hereof or the date of the initial Loan, any untrue statement of a material fact nor do such financial statements and such written statements, taken as a whole, omit to state a material fact necessary to make the statements contained therein not misleading.

         Section 8.11 No Default. None of the Obligors and their Subsidiaries is in default in the payment or performance or observance of any contract, agreement or other instrument to which it is a party or by which it or its properties or assets may be affected or bound, which default, either alone or in conjunction with all other such defaults, has had or is likely to have a Materially Adverse Effect.

         Section 8.12 Approval of Regulatory Authorities. Except as set forth on
Schedule 8.03 hereto and other than the approvals of the BPU referred to in
Section 7.01(k) hereof, no approval or consent of, or filing or registration with, any Federal, state or local commission or other regulatory authority is required in connection with the execution, delivery and performance by the Obligors and their Subsidiaries of such of this Agreement and the Notes to which they are a party. All such described action required to be taken as a condition to the execution and delivery of such of this Agreement and the Notes to which the Obligors and their Subsidiaries are a party has been duly taken by all such commissions and authorities or other Persons, as the case may be, and all such action required to be taken as a condition to the initial Loan hereunder has been or will be duly taken prior to such initial Loans.

         Section 8.13 Binding Agreements. This Agreement constitutes, and the Notes when executed and delivered will constitute, the legal, valid and binding obligations of each of the Obligors and their Subsidiaries that is a party thereto, enforceable in accordance with their respective terms (except for limitations on enforceability under bankruptcy, reorganization, insolvency and other similar laws affecting creditors' rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equitable principles).

         Section 8.14 Franchises. Schedule 8.14 hereto contains a complete and correct list, as of the date hereof and the date of the initial Loan hereunder, of all of the Franchises granted to the Obligors and their Subsidiaries, in each case together with the expiration date thereof, or for which applications have been made, or are planned to be made, by any of the Obligors or any of their Subsidiaries.

         Section 8.15 Collective Bargaining Agreements. Except as disclosed to the Banks in writing prior to the Effective Date, there are no collective bargaining agreements between any of the Obligors or any of their Subsidiaries and any trade or labor union or other employee collective bargaining agent.

         Section 8.16 Investments. Schedule 9.15 hereto contains a complete and correct list, as at the date hereof, of all Investments of the Obligors and their Subsidiaries in excess of $350,000, showing the respective amounts of each such Investment and the respective entity in which each such Investment has been made.

         Section 8.17 TCI Acquisition. The TCI Acquisition has been consummated (or shall be consummated substantially concurrently with the funding of the initial Loans to the Obligors) in accordance with the terms of the TCI Acquisition Documents (as the same may have been modified by any waivers of the terms and conditions thereof which, individually and in the aggregate, do not and, insofar as can reasonably be foreseen, will not have a Materially Adverse Effect).


                                   ARTICLE IX

           PARTICULAR COVENANTS OF THE OBLIGORS AND THEIR SUBSIDIARIES

         From the Effective Date and so long as the Commitments of the Banks shall be in effect and until the payment in full of all Obligations hereunder and the performance of all other obligations of the Obligors and their Subsidiaries under this Agreement, each of the Obligors and their Subsidiaries agrees that, unless the Majority Banks shall otherwise consent in writing:

     A.           Informational Covenants:

         Section 9.01 Financial Statements and Other Information. The Obligors and their Subsidiaries will deliver to each Bank:

         (a) As soon as available and in any event within 60 days after the end of each of the first three Quarters of each fiscal year of the Obligors: (i) combined and consolidated statements of operations and reconciliation of capital amounts and sources and applications of funds of the Obligors and their respective consolidated Subsidiaries, taken together, for such Quarter and for the period from the beginning of such fiscal year to the end of such Quarter and
(ii) the related combined and consolidated balance sheets of the Obligors and their respective consolidated Subsidiaries, taken together, as at the end of such Quarter (which financial statements shall set forth in comparative form the corresponding figures as at the end of and for the corresponding Quarter in the preceding fiscal year), all in reasonable detail and accompanied by a certificate in the form of Exhibit D(1) hereto of a senior financial executive of the Obligors certifying such financial statements, subject, however, to year-end and audit adjustments, which certificate shall include a statement that the senior financial executive signing the same has no knowledge, except as specifically stated, that any Default has occurred and is continuing.

         (b) As soon as available and in any event within 120 days after the end of each fiscal year of the Obligors: (i) combined and consolidated statements of operations and reconciliation of capital accounts and sources and applications of funds of the Obligors and their respective consolidated Subsidiaries, taken together, for such fiscal year and (ii) the related combined and consolidated balance sheets of the Obligors and their respective consolidated Subsidiaries, taken together, as at the end of such fiscal year (which financial statements shall set forth in comparative form the corresponding figures as at the end of and for the preceding fiscal year), all in reasonable detail and accompanied by (x) an opinion of KPMG Peat Marwick or other independent certified public accountants of recognized standing selected by the Obligors and reasonably acceptable to the Majority Banks as to said combined and consolidated financial statements and a certificate of such accountants stating that, in making the examination necessary for said opinion, they obtained no knowledge, except as specifically stated, of any failure by any Obligor or any Subsidiary of any Obligor to perform or observe any of its covenants relating to financial matters in this Agreement, and (y) a certificate in the form of Exhibit D(2) hereto of a senior financial executive of the Obligors stating that such financial statements are correct and complete and fairly present the financial condition and results of operations of the respective entities covered thereby as at the end of and for such fiscal year and that the executive signing the same has no knowledge, except as specifically stated, that any Default has occurred and is continuing.

         (c) Promptly after their becoming available, copies of all financial statements and reports which any Obligor or any Subsidiary of any Obligor shall have sent its shareholders generally (other than tax returns unless specifically requested under clause (h) of this Section 9.01), and copies of all regular and periodic reports, if any, which any Obligor or any Subsidiary of any Obligor shall have filed with the Securities and Exchange Commission, or any governmental agency substituted therefor, or with any national securities exchange, or with the Federal Communications Commission, or any governmental agency substituted therefor.

         (d) Within 60 days after the end of each of the first three Quarters of each year, and within 120 days after the end of each fiscal year of the Obligors, a Compliance Certificate, duly completed with respect to such Quarter or fiscal year, as the case may be.

         (e) Within 35 days after the end of each calendar month (beginning with March, 1998), a Subscribers' Certificate, duly completed with respect to such month.

         (f) Promptly, notice of the termination, cancellation, nonrenewal or other loss of any Franchise for a cable television system or systems that has had or is likely to have, either alone or in conjunction with all other such losses, a Materially Adverse Effect, the filing of a competing application in connection with any proceeding for renewal of any such Franchise and of any proceeding which involves a material risk of the termination, cancellation, nonrenewal or other loss of any such Franchise.

         (g) As soon as possible and in any event within ten days after any senior executive of any Obligor or any Subsidiary of any Obligor or, to the extent applicable, of any general partner of any Obligor or any Subsidiary of any Obligor shall have obtained knowledge of the occurrence of a Default, a statement describing such Default and the action which is proposed to be taken with respect thereto.

         (h) From time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of any Obligor or any Subsidiary of any

Obligor or any of their respective Affiliates or other affiliates as any Bank may reasonably request.

         B.       Affirmative Covenants:

         Section 9.02 Taxes and Claims. Each of the Obligors and their Subsidiaries will pay and discharge all Taxes imposed upon it or upon its income or profits, or upon any properties or assets belonging to it, and all fees or other charges for Franchises, prior to the date on which penalties attach thereto, and all other lawful claims which, if unpaid, might become a Lien (other than Permitted Liens) upon the property of any Obligor or any Subsidiary of any Obligor or result in the loss of a Franchise, provided that none of the Obligors and their Subsidiaries shall be required to pay any such Tax, fee or other charge the payment of which is being contested in good faith and by proper proceedings if it maintains adequate reserves in accordance with generally accepted accounting principles with respect thereto.

         Section 9.03 Insurance. Each of the Obligors and their Subsidiaries will maintain insurance issued by responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which such Obligor or such Subsidiary operates. The Obligors and their Subsidiaries will furnish to any Bank, upon the request of such Bank from time to time, full information as to the insurance maintained in accordance with this Section 9.03.

         Section 9.04 Maintenance of Existence; Conduct of Business. Each of the Obligors and their Subsidiaries will preserve and maintain its existence and all of its rights, privileges and franchises (including Franchises), except (i) where a failure to do so, singly or in the aggregate, is not likely to have a Materially Adverse Effect or (ii) pursuant to any merger permitted by Section 9.14(a)(i).

         Section 9.05 Maintenance of and Access to Properties. Each of the Obligors and their Subsidiaries will keep all of its properties and assets necessary in its business in good working order and condition, ordinary wear and tear excepted, and will permit representatives of the respective Banks to inspect such properties, and to examine and make extracts from its books and records, during normal business hours.

         Section 9.06 Compliance with Applicable Laws. Each of the Obligors and their Subsidiaries will comply with the requirements of all applicable, including but not limited to environmental, laws, rules, regulations and orders of any governmental body or regulatory authority a breach of which is likely to have, singly or in the aggregate, a Materially Adverse Effect, except where contested in good faith and by proper proceedings if it maintains adequate reserves in accordance with generally accepted accounting principles with respect thereto.

         Section 9.07 Litigation. Each of the Obligors and their Subsidiaries will promptly give to the Administrative Agent notice in writing (and the Administrative Agent will notify each Bank) of all litigation and of all proceedings before any courts, arbitrators or governmental or regulatory agencies against it or, to its knowledge, otherwise affecting it or any of its respective properties or assets, except litigation or proceedings which, if adversely determined, is not likely to, singly or in the aggregate, have a Materially Adverse Effect. Following the initial notice of each such litigation or proceeding, supplementary notices of all material developments in respect thereof shall be given from time to time in like manner.

         Section 9.08 New Subsidiaries. Promptly upon the acquisition or formation of any New Subsidiary, the Obligors and their Subsidiaries will cause (by documentation satisfactory to the Administrative Agent) such New Subsidiary to undertake all of the obligations of a "Guarantor" under this Agreement. Each such New Subsidiary shall thereafter be a "Guarantor" for all purposes of this Agreement.

         Section 9.09 Franchises. The Obligors and their Subsidiaries will comply with all of their obligations under their respective Franchises, except for failures to comply which, singly or in the aggregate, are not likely to have a Materially Adverse Effect.

         C.       Negative Covenants:

         Section 9.10 Indebtedness. None of the Obligors and their Subsidiaries will create, incur or suffer to exist any Indebtedness except:

             (i)  Indebtedness hereunder;

            (ii) short-term Indebtedness incurred for working capital purposes from one or more of the Banks up to but not exceeding $10,000,000 in aggregate principal amount at any one time outstanding;

           (iii) obligations under or in respect of Interest Swap Agreements up to an aggregate notional principal amount not to exceed at any time the Total Commitment at such time;

            (iv) Guarantees and letters of credit permitted by Section 9.11 hereof;

             (v)  Indebtedness to any Obligor or any Subsidiary of any Obligor;

            (vi) Indebtedness in respect of Capital Lease Obligations other than in respect of leases of real property, so long as the aggregate principal amount of such Indebtedness outstanding at any one time shall not exceed the sum of $25,000,000; and

            (vii) other Indebtedness issued and outstanding on the date hereof to the extent set forth on Schedule 9.10 hereto and any renewals, extensions or refundings thereof in a principal amount not to exceed the amount so renewed, extended or refunded.

         Section 9.11 Contingent Liabilities. None of the Obligors and their Subsidiaries will, directly or indirectly (including, without limitation, by means of causing a bank to open a letter of credit), guarantee, endorse, contingently agree to purchase or to furnish funds for the payment or maintenance of, or otherwise be or become contingently liable upon or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or guarantee the payment of dividends or other distributions upon the stock or other ownership interests of any Person, or agree to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or to assure a creditor against loss (all such transactions being herein called "Guarantees"), except:

            (i) endorsements of negotiable instruments for deposit or collection in the ordinary course of business;

           (ii) the Guarantees described in Schedule 9.11;

          (iii) Guarantees by any of the Obligors or one or more of their Subsidiaries of Indebtedness of, and other obligations (incurred in the ordinary course of business) of, any of the Obligors or any of their Subsidiaries, but only if such Indebtedness or obligations are permitted by this Agreement;

           (iv) Capital Lease Obligations to the extent they constitute Guarantees by reason of having been assigned by the lessor to a lender to such lessor (provided that the obligors in respect of such Capital Lease Obligations do not increase their liability by reason of such assignment);

            (v) surety bonds in an aggregate amount at any one time not to exceed $12,500,000;

            (vi) Guarantees of Indebtedness which would constitute Investments which are not prohibited by Section 9.15 (other than by reason of subsection
(iii) thereof);

           (vii)  the Guarantees in Article VI hereof; and

          (viii) other Guarantees by any of the Obligors or any of their Subsidiaries, provided that the outstanding aggregate amount of the obligations guaranteed does not exceed $7,500,000 at any time.

         Section 9.12 Liens. None of the Obligors and their Subsidiaries will create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, lien, charge or encumbrance upon any of its assets, now owned or hereafter acquired, securing any Indebtedness or other obligation (all such security being herein called "Liens"), except:

             (i) Liens on tangible personal property securing Indebtedness owed to any of the Obligors;

            (ii) Liens securing Indebtedness permitted by Section 9.10(vi) hereof to the extent such Liens attach solely to the assets (x) subject to Capital Leases constituting such Indebtedness or (y) acquired with the proceeds of such Indebtedness;

            (iii) Permitted Liens; and

            (iv) other Liens on tangible personal property in effect on the date hereof to the extent set forth on Schedule 9.12 hereto.

In addition, none of the Obligors and their Subsidiaries will enter into or permit to exist any undertaking by it or affecting any of its properties whereby any Obligor or any Subsidiary shall agree with any Person (other than the Banks or the Administrative Agent) not to create or suffer to exist any Liens in favor of any other Person.

         Section 9.13 Leases. None of the Obligors and their Subsidiaries will incur, assume or have outstanding any obligation to pay rent under Leases (as lessee, guarantor or otherwise) except:

             (i) Pole Rental Leases and Leases of microwave transmission and/or reception rights related to the operation of the Obligors and their Subsidiaries;

            (ii) obligations under Leases by one Subsidiary of any Obligor to another Subsidiary of any Obligor; and

           (iii) obligations under Leases of equipment and other real or personal property for use in the ordinary course of its business.

         Section 9.14 Mergers, Acquisitions and Dispositions, Etc. (a) None of the Obligors and their Subsidiaries will consolidate or merge with any Person, or sell, lease, license, assign, transfer or otherwise dispose of any part of its business, assets or rights except:

              (i) dispositions by any Obligor or any Subsidiary of any Obligor to, or mergers or consolidations of any of the Obligors' Subsidiaries with and into, any Obligor or any Subsidiary of any Obligor;

             (ii) subject to Section 9.18 hereof, sales by any Obligor or any Subsidiary of any Obligor to Affiliates of surplus inventory, equipment and fixed assets originally acquired for use by the such Obligor or such Subsidiary in its own business;

            (iii) dispositions in the ordinary course of business (including, without limitation, dispositions of obsolete or worn-out property and other property reasonably determined by the management of the disposing entity to be not used or useful in its business);

             (iv) dispositions of any Margin Stock;

             (v)  the Paramus-Hillsdale Sale; and

             (vi) dispositions by any Obligor or any Subsidiary of any Obligor (including, without limitation, by merger or consolidation of any such Subsidiary) of cable television systems or portions thereof (including any such dispositions in connection with which cable television systems or portions thereof are acquired in exchange for the cable television systems or portions thereof so disposed), provided that, in the case of any such disposition:

                      (A) immediately prior to, and after giving effect to, such disposition, no Default shall have occurred and be continuing;

                      (B) the amount of Operating Cash Flow attributable to the
            cable television systems or portions thereof to be disposed (other than pursuant to the Paramus-Hillsdale Sale) for the twelve-month period ending on the last day of the calendar month immediately preceding the month in which such disposition is to occur (the "Test Period"), together with the aggregate amount of Operating Cash Flow for the Test Period attributable to any other cable television systems or portions thereof so disposed (other than pursuant to the Paramus-Hillsdale Sale) during the twelve-month period prior to the date that such disposition is to occur, shall not exceed 35% of the aggregate amount of Operating Cash Flow for the Test Period; and

                      (C) if the cable television systems or portions thereof to be disposed of in such disposition shall have a value greater than $5,000,000 in the aggregate, such disposition, and the amount of any consideration to be received therefor, shall have been approved by the Board of Directors of the applicable Obligor or the applicable Subsidiary;

         The Obligors shall furnish to the Administrative Agent prior to any such disposition (1) a certificate of an officer of the Obligors certifying compliance with the requirements of clauses (A), (B) and (C) of this subparagraph (v), (2) a reasonably detailed description of such disposition demonstrating compliance with all of the Obligors' and their Subsidiaries' covenants and agreements under this Agreement both before and after giving effect to such disposition, and (3) a statement as to any reduction of the Total Commitment required by Section 2.03(b) as a result of such disposition and the date of such reduction.

         (b) None of the Obligors and their Subsidiaries will purchase or acquire assets from, or the business or assets of, any other Person, except:

              (i) the purchase of assets in the ordinary course of business as conducted or proposed to be conducted on the Effective Date by the Obligors and their Subsidiaries; and

             (ii) the acquisition (including, without limitation, by merger or consolidation of any Subsidiary of any Obligor) of all or any part of the business or assets of any Person engaged in the business of developing, constructing, owning, acquiring, altering, repairing, financing, operating, maintaining, publishing, distributing, promoting and otherwise exploiting cable television systems and related businesses, including, without limitation, telecommunications services, data transmission and telephony activities, provided that, in the case of any such acquisition:

                      (A) such acquisition, and the amount of consideration
            therefor, shall have been approved by the Board of Directors of such Person (if a corporation) and the Board of Directors of the applicable Obligor or the applicable Subsidiary, provided that this subparagraph (A) shall not apply to any such acquisition for which the total amount of consideration paid by the Obligors and their Subsidiaries shall not exceed $5,000,000 in the aggregate;

                      (B) immediately prior to, and after giving effect to, any
            such acquisition no Default shall have occurred and be continuing;
            and

                      (C) if the assets so acquired consist of stock or other
            ownership interests of any Person which is to become a Subsidiary of any Obligor, the Obligors and their Subsidiaries shall acquire in the aggregate not less than 90% of the issued and outstanding shares of all classes of stock, or other ownership interests, of such Person.

         The Obligors shall furnish to the Administrative Agent prior to any such acquisition (1) a certificate of an officer of the Obligors certifying compliance with the requirements of clauses (A), (B) and (C) of this subparagraph (ii) and (2) a reasonably detailed description of such acquisition demonstrating compliance with all of the Obligors' and their Subsidiaries' covenants and agreements under this Agreement both before and after giving effect to such acquisition.

         Section 9.15 Investments. None of the Obligors and their Subsidiaries will make or permit to remain outstanding any advances, loans, accounts receivable (other than accounts receivable arising in the ordinary course of business of any Obligor or any Subsidiary of any Obligor) or other extensions of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or capital contributions to (by means of transfers of property to others, or payments for property or services for the account or use of others, or otherwise), or purchase or own any stocks, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership, joint venture or joint adventure) of, or any bank accounts with, or Guarantee any Indebtedness or other obligations of, any Person (all such transactions being herein called "Investments"), except:

         (i) bank accounts with, and banker's acceptances and certificates of deposit of, banks having a combined capital and surplus of at least $100,000,000;

         (ii) readily marketable securities issued or guaranteed by the United States Government and commercial paper rated P-1 by the National Credit Office of Moody's Investors Service Inc. or bearing a similar rating by another nationally recognized rating agency;

         (iii) Guarantees permitted by Section 9.11 hereof;

         (iv) Investments outstanding as of the date hereof to the extent set forth on Schedule 9.15 hereto; and

         (v) other Investments made after the Effective Date so long as, in the case of any Investment in any Person other than a Subsidiary of an Obligor, (A) no Default shall have occurred both before and after giving effect to such Investment and (B) in the case of any such Investment or series of related Investments in an aggregate amount in excess of $25,000,000, the Obligors' Representative shall have furnished to the Banks a reasonably detailed designation of such Investment or series of Investments demonstrating compliance with all of the Obligors' and their Subsidiaries' covenants and agreements under this Agreement both before and after giving effect to such Investment or series of Investments.

         Section 9.16 Restricted Payments. None of the Obligors and their Subsidiaries will, directly or indirectly, make any Restricted Payment.

         Section 9.17 Business. The Obligors and their Subsidiaries shall not permit the portion of consolidated gross revenues of the Obligors and their Subsidiaries derived from the business of developing, constructing, owning, acquiring, altering, repairing, financing, operating, maintaining, publishing, distributing, promoting and otherwise exploiting cable television systems and related businesses, including, without limitation, telecommunications services, data transmission and telephony activities, for any Quarter to be less than 90% of the total consolidated gross revenues of the Obligors and their Subsidiaries for such Quarter.

         Section 9.18 Transactions with Affiliates. No Obligor or Subsidiary of any Obligor will effect any transaction with any of its Affiliates that is not an Obligor or a Guarantor on a basis less favorable to such Obligor or Subsidiary than would at the time be obtainable for a comparable transaction in arm's-length dealing with an unrelated third party.

         Section 9.19 Issuance of Stock. No Obligor will permit any of its Subsidiaries to issue any shares of stock or other ownership interests in such Subsidiary other than to the Obligors and their Subsidiaries.

         D.       Financial Covenants:

         Section 9.20 Operating Cash Flow to Total Interest Expense. The Obligors and their Subsidiaries will cause, for each Quarter, the ratio of Operating Cash Flow for the period of two Quarters ending with such Quarter to Total Interest Expense for such period of two Quarters ending with such Quarter to be at least 2.00 to 1.

         Section 9.21 Cash Flow Ratio. The Obligors and their Subsidiaries will not permit the Cash Flow Ratio to exceed 4.75 to 1 at any time.


                                    ARTICLE X

                                    DEFAULTS

         Section 10.01 Events of Default. If any one of the following "Events of Default" shall occur and be continuing, namely:

                  (a) Any representation or warranty in this Agreement, or in any certificate, statement or other document furnished to the Banks or the Administrative Agent under this Agreement (including, without limitation, any amendment to any of the foregoing), or any certification made or deemed to have been made by any Obligor or any Subsidiary of any Obligor to any Bank hereunder, shall prove to have been incorrect, or shall be breached, in any material respect, when made or deemed made; or

                  (b) Default in the payment when due of any principal on any Note, or default in the payment when due of interest on any Note or any other amount payable to any Bank or the Administrative Agent hereunder, and the failure to pay such interest or other amount by 11:00 a.m. on the second next following Business Day; or

                  (c) Default by any Obligor or any Subsidiary of any Obligor in the performance or observance of any of its agreements in Article IX hereof (other than Sections 9.01, 9.02, 9.03, 9.04, 9.05, 9.06, 9.07 and 9.15 hereof but including Section 9.01(g) hereof); or

                  (d) Default by any Obligor or any Subsidiary of any Obligor in the performance or observance of any of its other agreements herein which shall remain unremedied for 30 days after notice thereof shall have been given to the Obligors' Representative by any Bank (provided that such period shall be five days and no such notice shall be required in the case of a default under Section 9.01(e) or 9.15 hereof and provided further that such period shall be fifteen days and no such notice shall be required in the case of a default under Section 9.01(d) hereof); or

                  (e) Any Indebtedness of any Obligor or any Subsidiary of any Obligor in an aggregate principal amount of $2,500,000 or more, excluding any Indebtedness for the deferred purchase price of property or services owed to the Person providing such property or services as to which such Obligor or such Subsidiary is contesting its obligation to pay the same in good faith and by proper proceedings and for which such Obligor or such Subsidiary has established appropriate reserves (herein called "Excluded Indebtedness"), shall (i) become due before stated maturity by the acceleration of the maturity thereof by reason of default or (ii) become due by its terms and shall not be promptly paid or extended; or

                  (f) Any default under any indenture, credit agreement or loan agreement or other agreement or instrument under which Indebtedness of any Obligor or any Subsidiary of any Obligor constituting indebtedness for borrowed money in an aggregate principal amount of $500,000 or more is outstanding (other than Excluded Indebtedness), or by which any such Indebtedness is evidenced, shall have occurred and shall continue for a period of time sufficient to permit the holder or holders of any such Indebtedness (or a trustee or agent on its or their behalf) to accelerate the maturity thereof or to enforce any Lien provided for by any such indenture, agreement or instrument, as the case may be, unless such default shall have been permanently waived by the respective holder of such Indebtedness; or

                  (g) Any Obligor or any Subsidiary of any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (vi) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (vii) acquiesce in writing to, or fail to controvert in a timely and appropriate manner, any petition filed against such Obligor or such Subsidiary in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing; or

                  (h) A case or other proceeding shall be commenced, without the application, approval or consent of any Obligor or any Subsidiary of any Obligor , in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment or debts of any Obligor or any Subsidiary of any Obligor , the appointment of a trustee, receiver, custodian, liquidator or the like of any Obligor or any Subsidiary of any Obligor or of all or any substantial part of its assets, or any other similar action with respect to any Obligor or any Subsidiary of any Obligor under the laws of bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for any period of 30 consecutive days, or an order for relief against any Obligor or any Subsidiary of any Obligor shall be entered in an involuntary case under the Federal bankruptcy laws (as now or hereafter in effect); or

                  (i) A judgment for the payment of money in excess of $250,000 shall be rendered against any Obligor or any Subsidiary of any Obligor and such judgment shall remain unsatisfied and in effect for any period of 30 consecutive days without a stay of execution or (if a stay is not provided for by applicable law) without having been fully bonded; or

                  (j) Any Franchise issued to any Obligor or any Subsidiary of any Obligor shall be revoked or canceled or expire by its terms and not be renewed, or shall be modified in a manner adverse to any Obligor or any Subsidiary of any Obligor utilizing such Franchise, if such action is likely to have a Materially Adverse Effect; or

                  (k) (i) Any Termination Event shall occur; (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Plan; (iii) any Person shall engage in any Prohibited Transaction involving any Plan; (iv) any Obligor or any ERISA Affiliate is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any Obligor's or any ERISA Affiliate's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan by any Obligor; (v) any Obligor or any ERISA Affiliate of any such Person shall fail to pay when due an amount which is payable by it to the PBGC or to a Plan under Title IV of ERISA and which, when aggregated with all other such amounts with respect to the payment of which the Obligors and the ERISA Affiliates are at the time in default, exceeds $125,000; (vi) a proceeding shall be instituted by a fiduciary of any Plan against any Obligor or any ERISA Affiliate to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; and by reason of any or all of such events described in clauses (i) through (vi) as applicable there shall or could result in actual or potential liability of any Obligor and any ERISA Affiliate in excess of $125,000 in the aggregate; or

                  (l) (i) Dolan Family Interests shall cease at any time to have beneficial ownership (within the meaning of Rule 13d-3 (as in effect on the date hereof) promulgated under the Securities and Exchange Act of 1934, as amended) of shares of the capital stock of Parent Corp. having sufficient votes to elect (or otherwise designate) at such time a majority of the members of the Board of Directors of Parent Corp. or (ii) Parent Corp. shall cease to own directly (or, in the case of CSC TKR I, Inc. indirectly through CSC TKR, Inc.) 100% of the common stock of each Obligor, or any Person (other than Parent Corp. or, in the case of CSC TKR I, Inc., CSC TKR, Inc.) shall obtain the legal or contractual right to own, or to cause the transfer of the ownership of, any of the common stock of any Obligor, without regard to any required approval of any other Person;

THEREUPON, the Administrative Agent may (and, if directed by the Majority Banks, shall) by notice to the Obligors' Representative, terminate the Commitments of the Banks hereunder (if then outstanding) and/or declare the unpaid principal of and accrued interest on the Notes, and all other amounts owing hereunder, to be forthwith due and payable, whereupon the same shall be and become forthwith due and payable, without presentment or demand for payment, notice of nonpayment, protest or further notice or demand of any kind, all of which are hereby expressly waived by the Obligors (provided that the Banks' Commitments hereunder shall forthwith terminate and the unpaid principal of and accrued interest on the Notes, and all other amounts owing hereunder, shall automatically become and be forthwith due and payable upon the occurrence of any event specified in clause (g) or (h) above without any such notice or other action, all of which are hereby expressly waived by the Obligors).


                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

         Section 11.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for any Bank. The Administrative Agent shall not be responsible to any of the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of the Banks under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other document referred to or provided for herein or for any failure by any Obligor to perform any of its obligations hereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         Section 11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof received by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the

Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         Section 11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on the Obligations) unless the Administrative Agent has received notice from a Bank or the Obligors' Representative specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be reasonably directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

         Section 11.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, the Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Obligors, their Subsidiaries and any of their Affiliates as if it were not acting as Administrative Agent, and the Administrative Agent and its affiliates may accept fees and other consideration from the Obligors and their Subsidiaries for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

         Section 11.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Obligors under said Section 12.03), ratably in accordance with the aggregate principal amount of the Obligations held by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Obligors are obligated to pay under Section 12.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified.

         Section 11.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other document contemplated by or referred to herein. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Obligors and their Subsidiaries of this Agreement or to inspect the properties or books of the Obligors and their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Obligors and their Subsidiaries (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its affiliates.

         Section 11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Obligors' Representative, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank organized under the laws of the United States of America or any State having an office (or an affiliate with an office) in New York, New York and a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         Section 11.09 Agency Fee. So long as the Commitments are outstanding and until payment in full of all Obligations hereunder, the Obligors will pay to the Administrative Agent such fees as may have been agreed to by the Obligors and the Administrative Agent. Such fees, once paid, shall be non-refundable.


                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01 No Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 12.02 Notices. All notices and other communications provided for herein shall be by telegraph, cable or in writing and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified in Schedule 12.02 hereto or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in Section 2.02 hereof, all notices and other communications hereunder shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, four Business Days after the date deposited in the mails, airmail postage prepaid, in each case given or addressed as aforesaid.

         Section 12.03. Expenses, Etc. The Obligors shall pay or reimburse each of the Banks and the Administrative Agent for: (a) the reasonable fees and expenses of Winthrop, Stimson, Putnam & Roberts, special New York counsel to the Administrative Agent, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other documents contemplated by or referred to herein and the making of the Loans hereunder and
(ii) any amendment, modification or waiver of any of the terms of this Agreement, the Notes or any of such other documents; (b) all reasonable costs and expenses of the Banks and the Administrative Agent (including reasonable counsels' fees and expenses) in connection with the enforcement, protection, preservation or exercise of any of their rights under this Agreement, the Notes and the other documents contemplated by or referred to herein; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any of the Notes or any other document referred to herein. Each Obligor shall (to the fullest extent permitted by applicable law) indemnify the Administrative Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or in any way relate to or result from any actual or proposed use by any Obligor of the proceeds of any Loan hereunder and/or the negotiation, execution, delivery or performance of this Agreement or the Notes or any Loan made or to be made hereunder or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Obligors shall reimburse the Administrative Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand, for any expenses (including legal fees) incurred in connection with any such investigation or proceeding (but excluding any such losses, liabilities, claims, damages, or expenses to the extent, but only to the extent, caused by action taken which constitutes the gross negligence or willful misconduct of the Person to be indemnified). If and to the extent that the obligations of any Obligor under the preceding sentence may be unenforceable for any reason, such Obligor shall make the maximum contribution to the payment and satisfaction of each of the losses, liabilities, claims, damages and expenses referred to above as may be permitted by applicable law.

         Section 12.04 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor any consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Banks, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the Commitment of any of the Banks, extend the Commitment Termination Date or subject the Banks to any additional obligations; (b) reduce the principal of, or interest on, or fees with respect to, the Obligations or the amount of any scheduled payments thereof; (c) postpone any date fixed for payment of principal of, or interest on, or fees with respect to, the Obligations or the Notes; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Obligations, or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; (e) change any provision contained in Section 4.05, Articles V, VI, VII, Section 12.03 or this
Section 12.04; or (f) release or remove any Guarantor from its obligations hereunder other than any such release or removal resulting from a transaction permitted by Section 9.14 hereof.

         Section 12.05 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (b) No Obligor and no Guarantor may sell or assign its respective rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

         (c) At any time after the Effective Date, a Bank may sell a participation of all or in part of its rights and obligations under such Bank's Commitment under this Agreement and the Notes to one or more commercial banks or investment companies that enter into participations of the type contemplated by this Section 12.05 in the ordinary course of their business and that qualify as "accredited investors," as such term is defined in Regulation D of the Securities Act of 1933, as amended (each, a "participant"), such participant's rights against such Bank to be set forth in a participation agreement (a "Participation Agreement"); provided, however, that (i) such Bank shall submit in writing to the Obligors' Representative and to the Administrative Agent a request that each of the Obligors' Representative and the Administrative Agent consent to the choice of such participant, (ii) the Obligors' Representative and the Administrative Agent shall consent in writing to the choice of such participant prior to the time of effectiveness of such participation, such consent not to be unreasonably withheld or delayed, (iii) such participation must be in an amount not less than $10,000,000 and (iv) in the event such Bank was party to this Agreement on the Effective Date, after giving effect to such participation, such Bank's

Commitment not so participated if any shall be at least $10,000,000. All amounts payable by the Obligors to any Bank under Article V hereof shall be determined as if such Bank had not sold any such participations and as if such Bank were funding all of its Commitments and Loans in the same way that it is funding the Commitments and Loans in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under its Participation Agreement to refrain from taking any action hereunder or under such Bank's Note except that such Bank may agree in such Participation Agreement that it will not, without the consent of such participant, agree to (A) extend the Commitment Termination Date, (B) reduce the principal of, or interest on, the Obligations or under the Notes or any Commitment Fee, (C) postpone any date fixed for payment of the principal of, or interest on, the Obligations or under the Notes or any Commitment Fee or (D) change any provision in Article VI hereof. Any Bank selling a participation hereunder shall promptly notify the Obligors' Representative of the effectiveness thereof.

         (d) At any time after the Effective Date, a Bank may assign part of its rights and obligations under such Bank's Commitment under this Agreement and the Notes to one or more commercial banks (each, an "assignee") pursuant to an Assignment and Acceptance; provided, that (i) such Bank shall submit in writing to the Obligors' Representative and the Administrative Agent a request that each of the Obligors' Representative and the Administrative Agent consent to the choice of such assignee, (ii) the Obligors' Representative and the Administrative Agent shall consent in writing to the choice of such assignee prior to the time of effectiveness of such assignment, such consent not to be unreasonably withheld or delayed, (iii) such assignment must be in an aggregate amount not less than $10,000,000, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent, for its approval, acceptance and recording in the books and records maintained pursuant to Section 12.05(f) hereof an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (v) in the event such Bank was party to this Agreement on the Effective Date, after giving effect to such assignment, such Bank's Commitment shall be at least $10,000,000. Upon such execution, delivery, approval, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto, and to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Notes and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder and under the Notes. Any Bank making an assignment hereunder shall promptly notify the Obligors' Representative of the effectiveness thereof. In the event of any such assignment, the Obligors shall, against receipt of the existing Note of the Bank assignor, issue a new Note to the Bank assignee and, in the case of a partial assignment, to such Bank assignor, in either case appropriately reflecting such assignment.

         (e) By executing and delivering an Assignment and Acceptance, the Bank assignor hereunder and the assignee thereunder shall confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning

Bank makes no representation or warranty with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 8.04 and 9.01 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

         (f) The Administrative Agent shall maintain books and records in which shall be recorded (i) the names and addresses of the Banks and the Commitments of, and principal amount of Obligations owing to, each Bank from time to time;
(ii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all interest, fees (including attorneys' fees and disbursements to the extent reimbursable hereunder), expenses, charges and other Obligations; and (iii) all payments of Obligations made by the Obligors or for the Obligors' account. All entries in such books and records shall be made in accordance with the Administrative Agent's customary accounting practices as in effect from time to time. The Administrative Agent will render a quarterly statement to the Obligors' Representative detailing all relevant transactions for billing purposes. Each and every such statement shall be deemed final, binding and conclusive upon the Obligors in all respects as to all matters reflected therein (absent manifest error), unless the Obligors' Representative, within 15 days after the date such statement is rendered, delivers to the Administrative Agent written notice of any objections which the Obligors may have to such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Obligors. Notwithstanding the foregoing, the Administrative Agent's entries in the books and records evidencing Loans and other financial accommodations made from time to time shall be final, binding and conclusive upon the Obligors (absent manifest error) as to the existence and amount of the Obligations recorded in such books and records.

         (g) The Administrative Agent shall maintain at the applicable address for notices as determined in accordance with Section 12.02 hereof a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in such books and records the names and addresses of each Bank and the Commitment of, and principal amount of the Loans owing to, such Bank from time to time. The Obligors, the Guarantors, the Administrative Agent and the Banks may treat each Person whose name is so recorded as a Bank hereunder for all purposes of this Agreement.

         (h) If any Bank (or, if such Bank has participated in any part of its Loans or Commitment, any of such Bank's participants) does not agree with a proposal of the Obligors for an amendment, waiver or consent in respect of an issue described in the penultimate sentence of

12.05(c) hereof, the Obligors may require that such Bank (and each of its participants, if any) transfer all of its right, title and interest under this Agreement and such Bank's Note to any Person identified by the Obligors who agrees to assume the obligations of such Bank (a "Proposed Bank") for a consideration equal to the outstanding principal amount of such Bank's Loans, together with interest thereon to the date of such transfer and all other amounts payable hereunder to such Bank on or prior to the date of such transfer (including any fees accrued hereunder and any amounts which would be payable under Section 5.05 as if all of such Bank's Loans were being prepaid in full on such date). Subject to the execution and delivery of such instruments and agreements relating to such transfer as the Banks (including the Proposed Bank and such Bank) shall request, such Proposed Bank shall be a "Bank" for all purposes hereunder.

         (i) A Bank may furnish any information concerning any of the Obligors or any of their Subsidiaries or Affiliates in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

         (j) Notwithstanding anything in the foregoing to the contrary, (x) each Bank may, without complying with any restrictions set forth in this Section 12.05, sell a participation or assign all or any part of its rights and obligations under such Bank's Commitment under this Agreement and Notes to any affiliate of such Bank, provided that the Obligors' Representative shall consent to the choice of such affiliate, such consent not to be unreasonably withheld or delayed, and provided, however, that any participation or assignment made by such affiliate to a non-affiliate must be effected contemporaneously with its other affiliates such that the non-affiliate participant or assignee holds an amount of the Commitment as if such participation or assignment had been made by such Bank; and (y) each Bank may at any time, without complying with any restrictions set forth in Section 12.05, assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank, provided that such assignment shall not release the Bank assignor from its obligations under this Agreement.

         Section 12.06. Survival. The obligations of the Obligors under Sections 5.01, 5.05 and 12.03 hereof shall survive the repayment of the Loans.

         Section 12.07 Liability of General Partners and Other Persons. No general partner of any Subsidiary of any Obligor which is a partnership, joint venture or joint adventure shall have any personal liability in respect of such Subsidiary's obligations under this Agreement or the Notes by reason of his, her or its status as such general partner. In addition, no limited partner, officer, employee, director, stockholder or other holder of an ownership interest of or in any Obligor or any Subsidiary of any Obligor or any partnership, corporation or other entity which is a stockholder or other holder of an ownership interest of or in any Obligor or any Subsidiary of any Obligor shall have any personal liability in respect of such obligations by reason of his, her or its status as such limited partner, officer, employee, director, stockholder or holder.

         Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 12.09 Waiver. THE OBLIGORS, THEIR SUBSIDIARIES, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN

ANY JUDICIAL PROCEEDING TO WHICH ANY OF THEM IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         Section 12.10 Exntire Agreement. This Agreement and the Notes embody the entire agreement among the Obligors, their Subsidiaries and the Banks and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof and thereof.

         Section 12.11 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

         Section 12.12 Captions, Etc. Captions, section headings and the table of contents appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 12.13 Waiver of Certain Defenses. The obligations of each Obligor to pay amounts hereunder and under the Notes in accordance with the terms hereof and thereof shall survive irrespective of the validity and enforceability of this Agreement or the Notes, or the obligations of, any other Obligor hereunder or thereunder and any other circumstance that might otherwise affect the liability of such other Obligor. The obligations of each Obligor under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any other Obligor is rescinded or must be otherwise restored by any holder of the obligations guaranteed hereunder whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Obligors agree that they will indemnify the Banks and the Administrative Agent on demand for reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Banks or the Administrative Agent in connection with such rescission or restoration.

         Section 12.14 Release; Acceptances of Release. (a) Release. (i) Each Obligor hereby releases each other Obligor from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise), any "claims" (as defined in Section 101(5) of the Bankruptcy Code), whether arising under applicable law or otherwise, to which such Obligor is or would at any time be entitled by virtue of its obligations under the Notes or this Agreement or any payment made pursuant hereto, including any such claims to which such Obligor may be entitled as a result of any right of subrogation, exoneration or reimbursement.

                  (ii) To the extent not released by the Obligors under Section 12.14(a)(i), each Obligor agrees that it shall not be entitled to any rights of subrogation, exoneration, reimbursement and contribution in respect of any obligations hereunder until payment in full of all of the Obligations.

         (b) Acceptance of Release. (i) Each Obligor hereby accepts the releases effected by Section 12.14(a) hereof and agrees not to restore or attempt to restore any of the rights thereby released.

                  (ii) Each Obligor hereby accepts the release effected by
Article VI and agrees not to restore or attempt to restore any of the rights thereby released.

         Section 12.15 Authorization of Third Parties to Deliver Information and Discuss Affairs. Each Obligor hereby confirms that it has authorized and directed each Person whose preparation or delivery to the Administrative Agent or the Banks of any opinion, report or other information is a condition or covenant under this Agreement (including under Article VII and Article VIII) to so prepare or deliver such opinions, reports or other information for the benefit of the Administrative Agent and the Banks. The Obligors agree to confirm such authorizations and directions provided for in this Section 12.15 from time to time as may be requested by the Administrative Agent.

         Section 12.16 Joint and Several Obligations. The Obligations shall be the joint and several obligations of the Obligors, and all payments in respect of the Obligations shall be made by the Obligors jointly and severally.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                 OBLIGORS

                                 CSC TKR, INC.
                                   for itself and as General Partner of KRC/CCC
                                   Investment Partnership

                                 CABLEVISION OF BROOKHAVEN, INC.

                                 CABLEVISION OF OAKLAND, INC.

                                 CABLEVISION OF PATERSON, INC.

                                 CSC TKR I, INC.

                                 UA-COLUMBIA CABLEVISION OF
                                   WESTCHESTER, INC.


                                 By /s/ Barry J. O'Leary
                                   --------------------------------------------
                                   Name:  Barry J. O'Leary
                                   Title: Senior Vice President,
                                          Finance amd Treasurer

                                    of each of the above-named six corporations

                                 GUARANTORS

                                 TKR CABLE COMPANY OF RAMAPO, INC.

                                 TKR CABLE COMPANY OF WARWICK, INC.

                                   of each of the above-named two corporations

                                 By /s/ Barry J. O'Leary
                                   --------------------------------------------
                                   Name:  Barry J. O'Leary
                                   Title: Senior Vice President,
                                          Finance amd Treasurer

                                KRC/CCC INVESTMENT PARTNERSHIP

                                By:   CSC TKR, Inc., as General Partner

Commitment

$175,000,000.00                     TORONTO DOMINION (NEW YORK), INC., as a Bank


                                    By /s/ Kimberly Burleson
                                      ------------------------------------------
                                      Name:  Kimberly Burleson
                                      Title: Vice President


                                    THE BANK OF NEW YORK, as a Managing Agent


                                    By /s/ Kalpana Raina
                                      ------------------------------------------
                                      Name:  Kalpana Raina
                                      Title: Authorized Signer


$125,000,000.00                     THE BANK OF NEW YORK COMPANY, INC.,
                                      as a Bank


                                    By /s/ Debra McGarry
                                      ------------------------------------------
                                      Name:  Debra McGarry
                                      Title: Assistant Vice President


$125,000,000.00                     THE BANK OF NOVA SCOTIA, as a Bank and a
                                      Managing Agent


                                    By /s/ Margot Bright
                                      ------------------------------------------
                                      Name:  Margot C. Bright
                                      Title: Authorized Signatory


$125,000,000.00                     THE CANADIAN IMPERIAL BANK OF COMMERCE,
                                       as a Bank and a Managing Agent


                                    By /s/ Amy Kothari
                                      ------------------------------------------
                                      Name:  Amy Kothari
                                      Title: Executive Director, CIBC
                                             Oppenheimer Corp, as AGENT

Commitment
$125,000,000.00                     NATIONSBANK OF TEXAS, N.A., as a Bank and
                                      a Managing Agent


                                    By /s/ Jennifer Zydney
                                      ------------------------------------------
                                      Name:  Jennifer Zydney
                                      Title: Vice President


$125,000,000.00                     THE CHASE MANHATTAN BANK, as a Bank and
                                      a Managing Agent


                                    By /s/ Mitchell Gerris
                                      ------------------------------------------
                                      Name:  Mitchell Gerris
                                      Title: Vice President
_______________
$800,000.000.00

                                    TORONTO DOMINION (TEXAS), INC., as Arranging
                                      Agent and Administrative Agent


                                    By /s/ Kimberly Burleson
                                      ------------------------------------------
                                      Name:  Kimberly Burleson
                                      Title: Vice President

                                                                 EXECUTION COPY



================================================================================


                                  CSC TKR, INC.
                         CABLEVISION OF BROOKHAVEN, INC.
                          CABLEVISION OF OAKLAND, INC.
                          CABLEVISION OF PATERSON, INC.
                                 CSC TKR I, INC.
                  UA-COLUMBIA CABLEVISION OF WESTCHESTER, INC.


                           ---------------------------



                             SCHEDULES AND EXHIBITS

                                       to

                                CREDIT AGREEMENT

                            Dated as of March 4, 1998


                         TORONTO DOMINION (TEXAS), INC.

                            as Arranging Agent and as
                              Administrative Agent


                              THE BANK OF NEW YORK
                             THE BANK OF NOVA SCOTIA
                     THE CANADIAN IMPERIAL BANK OF COMMERCE
                           NATIONSBANK OF TEXAS, N.A.
                            THE CHASE MANHATTAN BANK

                               as Managing Agents


================================================================================

                                                SCHEDULES


                                                       Section
Schedule       Description                             Reference
--------       -----------                             ---------

2.02(a)        Form of Notice of                       Section 2.02(a)
               Loan

2.02(c)        Form of Notice of                       Section 2.02(c)(iv)
               Conversion and
               Continuation

2.06           Applicable Lending Offices              Sections 1.01, 2.06

4.07(c)        Form of Certificate of Non-US Bank      Section 4.07(c)

8.02           Subsidiaries                            Section 8.02

8.03           Required Consents and                   Sections 8.03(ii),
               Governmental Approvals                   8.12

8.05           Existing Litigation                     Section 8.05

8.14           Existing Franchises                     Section 8.14

9.10           Existing                                Sections 8.09,
               Indebtedness                              9.10(vii)

9.11           Existing Guarantees                     Sections 8.09, 9.11(ii)

9.12           Existing Liens                          Sections 8.06, 8.09,
                                                         9.12(iv)

9.15           Existing Investments                    Sections 8.16, 9.15(iv)

12.02          Addresses for Notices                   Section 12.02

                                    EXHIBITS

                                                       Section
Exhibit        Description                             Reference
-------        -----------                             ---------

A              Form of Note                            Section 2.05(a)

B              Form of Compliance                      Section 1.01
               Certificate

C              Form of Subscribers'                    Section 1.01
               Certificate

D(1)           Form of Certificate as to               Section 9.01(a)
               Quarterly Financial
               Statements

D(2)           Form of Certificate as to               Section 9.01(b)
               Annual Financial Statements

E              Form of Opinion of General              Section 7.01(d)(i)
               Counsel to the Obligors

F(1)           Form of Opinion of special              Section 7.01(d)(ii)
               New York counsel to the
               Obligors

F(2)           Form of Opinion of special              Section 7.01(d)(iii)
               New Jersey counsel to the
               Obligors

F(3)           Form of Opinion of special              Section 7.01(d)(iv)
               FCC counsel to the Obligors


G              Form of Opinion of special              Section 7.01(e)
               New York counsel to the
               Administrative Agent

H              Form of Assignment and                  Section 5.06
               Acceptance

                                                               Schedule 2.02(a)


                            [Form of Notice of Loans]


                                 NOTICE OF LOANS

                                                                [date]


Toronto Dominion (Texas), Inc.
  Company, as Administrative Agent
  for the Banks parties to the Credit
  Agreement referred to below
909 Fannin Street
Suite 1700
Houston, Texas  77010
Attention:  Agency Department

Ladies and Gentlemen:

         Reference is hereby made to the Credit Agreement dated as of March 4, 1998 (the "Credit Agreement"), among CSC TKR, Inc., Cablevision of Brookhaven, Inc., Cablevision of Oakland, Inc., Cablevision of Paterson, Inc., CSC TKR I, Inc., UA-Columbia Cablevision of Westchester, Inc., the Guarantors which are parties thereto, the Banks which are parties thereto, the Managing Agents which are parties thereto and Toronto Dominion (Texas), Inc., as Arranging Agent and as Administrative Agent. Terms defined in the Credit Agreement that are used herein shall have the respective meanings assigned to such terms therein.

         Pursuant to Section 2.02(a) of the Credit Agreement, the Obligors' Representative hereby gives notice of a proposed borrowing of Loans, and in that connection sets forth below the terms on which such borrowing (the "Proposed Borrowing") is requested to be made:

         (A)  Date of Proposed Borrowing          ___________

         (B)  Amount of Proposed Borrowing        ___________

         (C)  Type of Loan 1/                     ___________


--------------------
1   Specify the duration of the Interest Period in the case of Eurodollar
    Loans.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

         (a) The representations and warranties in Article VIII of the Credit Agreement are true with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date; and

         (b) No Default has occurred and is continuing.



                                    CABLEVISION OF OAKLAND, INC.


                                    By ________________________________________
                                       Name:
                                       Title:

                                                               Schedule 2.02(c)


                 [Form of Notice of Conversion or Continuation]


                      NOTICE OF CONVERSION OR CONTINUATION


Toronto Dominion (Texas), Inc.
  Company, as Administrative Agent
  for the Banks parties to the Credit
  Agreement referred to below
909 Fannin Street
Suite 1700
Houston, Texas  77010
Attention:  Agency Department

Date:

Ladies and Gentlemen:

         Reference is hereby made to the Credit Agreement dated as of March 4, 1998 (the "Credit Agreement"), among CSC TKR, Inc., Cablevision of Brookhaven, Inc., Cablevision of Oakland, Inc., Cablevision of Paterson, Inc., CSC TKR I, Inc., UA-Columbia Cablevision of Westchester, Inc., the Guarantors which are parties thereto, the Banks which are parties thereto, the Managing Agents which are parties thereto and Toronto Dominion (Texas), Inc., as Arranging Agent and as Administrative Agent. Terms defined in the Credit Agreement that are used herein shall have the respective meanings assigned to such terms therein. The undersigned hereby gives notice pursuant to Section 2.02(c) of the Credit Agreement of its desire to convert or continue the Loans specified below into or as Loans of the types and in the amounts specified below on [insert date of conversion or continuation]:

                                                           Converted
Loans to be Converted or Continued                    or Continued Loans
----------------------------------           -----------------------------------

                  Last Day of
  Type               Current                                Type
of Loan 2/      Interest Period              Amount      of Loan 1/      Amount
--------        ---------------              ------      ---------       ------

--------        ---------------              ------      ---------       ------

--------        ---------------              ------      ---------       ------

--------        ---------------              ------      ---------       ------

--------        ---------------              ------      ---------       ------

--------        ---------------              ------      ---------       ------


         The undersigned represents and warrants that conversions and continuations requested hereby comply with the requirements of Section 2.02(c) of the Credit Agreement.



                                      CABLEVISION OF OAKLAND, INC.


                                      By ______________________________________
                                         Name:
                                         Title:














--------

1/

2/   Specify the duration of the Interest Period in the case of Eurodollar
     Loans.

                                                                  Schedule 2.06



                                         APPLICABLE LENDING OFFICES



TORONTO DOMINION (NEW YORK), INC.

     Lending Office for all Loans:

          Agency Department
          909 Fannin Street,
          Suite 1700
          Houston, TX  77010


THE BANK OF NEW YORK

     Lending Office for all Loans:

          One Wall St., 16th Floor South
          New York, New York  10286


THE BANK OF NOVA SCOTIA

     Lending Office for all Loans:

          One Liberty Plaza
          26th Floor
          New York, New York  10006


THE CANADIAN IMPERIAL BANK OF COMMERCE

     Lending Office for all Loans:

          425 Lexington Avenue
          New York, New York  10017

NATIONSBANK OF TEXAS, N.A.

     Lending Office for all Loans:

          901 Main Street
          64th Floor
          Dallas, Texas  75202


THE CHASE MANHATTAN BANK

     Lending Office for Base Rate Loans:

          1 Chase Manhattan Plaza
          New York, New York  10081

     Lending Office for Eurodollar Loans:

          Cayman Islands, B.W.I., Branch
          c/o The Chase Manhattan Bank (National Association)
          1 Chase Manhattan Plaza
          New York, New York  10081

                                                               Schedule 4.07(c)


                      [Form of Certificate of Non-US Bank]


[Name and address of the Obligors
   in accordance with Schedule 12.02]

[Name and address of Administrative
   Agent in accordance with Schedule 12.02]

Ladies and Gentlemen:

         Reference is hereby made to the Credit Agreement dated as of March 4, 1998 (the "Credit Agreement"), among CSC TKR, Inc., Cablevision of Brookhaven, Inc., Cablevision of Oakland, Inc., Cablevision of Paterson, Inc., CSC TKR I, Inc., UA-Columbia Cablevision of Westchester, Inc., the Guarantors which are parties thereto, the Banks which are parties thereto, the Managing Agents which are parties thereto and Toronto Dominion (Texas), Inc., as Arranging Agent and as Administrative Agent. Terms defined in the Credit Agreement that are used herein shall have the respective meanings assigned to such terms therein.

         The undersigned hereby certifies to the Obligors and the Administrative Agent that it (i) is a Non-US Bank, (ii) is not a "10% shareholder" (within the meaning of Section 871(h)(3)(B) of the Code) of any of the Obligors and (iii) is not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) related to the Obligors (within the meaning of Section 864(d)(4) of the Code). The undersigned hereby represents to the Obligors and the Administrative Agent that the information contained in this certificate is true and correct and understands that the Obligors and the Administrative Agent will rely on the accuracy of the representations made in this certificate for all purposes, including for purposes of making any determination that the Obligors or the Administrative Agent, as the case may be, are not required to withold amounts payable to such party on account of United States federal income taxes.


Dated:
                                         [BANK]



                                         By____________________________________
                                           Name:
                                           Title:

                                                                  Schedule 9.12


                                 Existing Liens


1)   None

                                                                  Schedule 9.15


                              Existing Investments


1)   None

                                                                 Schedule 12.02


                              ADDRESSES FOR NOTICES


OBLIGORS and all GUARANTORS

     Address for Notices:

          [Name of Party]
          One Media Crossways
          Woodbury, New York  11797

               Attention:  Charles F. Dolan
               Telephone No.: 516-364-8450
               Telecopy No.:  516-496-1780

     With copies to the Treasurer
     and the General Counsel of the Obligors at the above address.

TORONTO DOMINION (TEXAS), INC.

     Address for all Notices:

          Toronto Dominion (TEXAS), Inc.
          Agency Department
          909 Fannin Street,
          Suite 1700
          Houston, TX 77010

               Attention:  Diane Bailey
               Telephone No.:  713-653-8234
               Fax No.:        713-951-9921/0611

     With copies to:

          The Toronto-Dominion Bank
          31 West 52nd Street
          New York, New York  10019-6101
               Attention:  Amy Josephson
                           Communications Finance
               Telephone No.:  212-827-7736
               Telecopy No.:   212-262-1928

     With copies to:

          Toronto Dominion (TEXAS), Inc.
          909 Fannin Street
          Suite 1700
          Houston, Texas  77010
               Attention:  Agency Department
               Telephone No:  713-653-8231
               Telecopy No:   713-951-9921/0611


THE BANK OF NEW YORK

     Address for all Notices:

          The Bank of New York
          One Wall Street
          16th Floor South
          New York, New York  10286
               Attention:  David Hunt
               Telephone No.:  212-635-7294
               Telecopy No.:   212-635-8679
               Telex No.:      669859

     With copies to:

          The Bank of New York
          One Wall St., 16th Floor South
          New York, New York  10286
               Attention:  Brendan Nedzi
               Telephone No.:  212-635-8628
               Telecopy No.:   212-635-8593
               Telex No.:      12304

THE BANK OF NOVA SCOTIA

     Address for all Notices:

          The Bank of Nova Scotia
          One Liberty Plaza
          New York, New York  10006
               Attention:  Vince Fitzgerald
               Telephone No.:  212-225-5042
               Telecopy No.:   212-225-5090
               Telex No.:      669859


THE CANADIAN IMPERIAL BANK OF COMMERCE

     Address for all Notices:

          The Canadian Imperial Bank of Commerce
          2 Paces West
          2727 Paces Ferry Road
          Suite 1200
          Atlanta, Georgia 30339
               Attention:  Ann Mylan
               Telephone:  404-319-4819
               Telecopy:   404-319-4950

     With copies to:

          425 Lexington Avenue, 6th Floor
          New York, New York  10017
               Attention:  Deborah Strek
               Telephone:  212-856-3732
               Fax No.:    212-455-2502

NATIONSBANK OF TEXAS, N.A.

     Address for all Notices:

          NationsBank of Texas, N.A.
          901 Main Street
          66th Floor
          Dallas, Texas  75202
               Attention:  Tanya Davis
               Telephone No.:  214-508-0601
               Telecopy No.:   214-508-0944

     With copies to:

          NationsBank of Texas, N.A.
          901 Main Street
          64th Floor
          Dallas, Texas 75283-1000
               Attention:  Jennifer Zydney
               Telephone No.:  214-508-2752
               Telecopy No.:   214-508-0980


THE CHASE MANHATTAN BANK

     Address for Notices of Borrowing:

          The Chase Manhattan Bank
          1 Chase Manhattan Plaza, 4th Floor
          New York, New York  10081
               Attention:  Connie Mandracchia
               Telephone No.:  212-552-1135
               Telecopy No.:   212-552-2783
               Telex No.:      125563

     Address for all other Notices:

          The Chase Manhattan Bank
          Media and Communications Component
          1 Chase Manhattan Plaza
          New York, New York  10081
               Attention:  Anne Kerns
               Telephone No.:  212-552-5982
               Telecopy No.:   212-552-4266

                                                                      EXHIBIT A


                                 [Form of Note]

                                 PROMISSORY NOTE



                                                                _________, 1998
                                                             New York, New York


         FOR VALUE RECEIVED, CSC TKR, INC., CABLEVISION OF BROOKHAVEN, INC., CABLEVISION OF OAKLAND, INC., CABLEVISION OF PATERSON, INC., CSC TKR I, INC., each a Delaware corporation, and UA-COLUMBIA CABLEVISION OF WESTCHESTER, INC., a New York corporation (collectively, the "Obligors"; individually, each an "Obligor"), hereby promise to pay to the order of _________________ (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), at the principal office of Toronto Dominion (Texas), Inc. at 909 Fannin Street, Suite 1700, Houston, Texas 77010, the aggregate principal amount of the Loans evidenced hereby, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each Loan made by the Bank to any or all of the Obligors under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The Bank is hereby authorized by each of the Obligors to endorse on the schedule attached to this Promissory Note (or any continuation thereof) the amount and type of, and the duration of each Interest Period for, each Loan made by the Bank to any or all of the Obligors under the Credit Agreement, the date such Loan is made, and the amount of each payment on account of principal of such Loan received by the Bank, provided that any failure by the Bank to make any such endorsement shall not affect the obligations of the Obligors hereunder or under the Credit Agreement in respect of such Loans.

         This Promissory Note is one of the Notes referred to in the Credit Agreement dated as of March 4, 1998 among the Obligors, the Guarantors which are parties thereto, the Managing Agents which are parties thereto, the Banks (including the Bank) named therein and Toronto Dominion (Texas), Inc., as Arranging Agent and as Administrative Agent, as the same may be amended from time to time (the "Credit Agreement"), and evidences Loans made by the Bank thereunder. Capitalized terms used in this Promissory Note have the respective meanings assigned to them in the Credit Agreement.

         Upon the occurrence of an Event of Default, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The Obligors may at their option prepay, and may be required to prepay, all or part of the principal of this Promissory Note before maturity upon the terms provided in the Credit Agreement.


                         CSC TKR, INC.
                         CABLEVISION OF BROOKHAVEN, INC.
                         CABLEVISION OF OAKLAND, INC.
                         CABLEVISION OF PATERSON, INC.
                         CSC TKR I, INC.
                         UA-COLUMBIA CABLEVISION OF WESTCHESTER, INC.



                         By:________________________________
                            Name:
                            Title:

This Promissory Note evidences Loans made under the within-described Credit Agreement to the Obligors, in the principal amounts, of the types and having the Interest Periods set forth below, which Loans were made on the dates set forth below, subject to the payments in respect of principal set forth below:


          Principal                    Principal
Date      Amount of       Type of        Amount         Balance        Interest
Made        Loan            Loan          Paid        Outstanding       Period
----      ---------       -------      ---------      -----------      --------

                                                                      EXHIBIT B


                        [Form of Compliance Certificate]

                             COMPLIANCE CERTIFICATE

              (Pursuant to Section 9.01(d) of the Credit Agreement)

               Period Ending            , 19   ("Compliance Date")

I.        Special Mandatory Reductions (Section 2.03(b))
          ----------------------------------------------

(*)       aggregate Net Cash Proceeds of dispositions (other
          than Paramus-Hillsdale Sale) pursuant to Section
          9.14(a)(v) during 90-day period
          ended on Compliance Date
          ("Compliance Period")                                         $______

(**)      portion of (*) above that will be used,
          as specified in notices from the Obligors to the
          Administrative Agent, for acquisitions pursuant to
          Section 9.14(b)(ii)                                           $______

(***)     aggregate Net Cash Proceeds of each disposition (other
          than Paramus-Hillsdale Sale)
          pursuant to Section 9.14(a)(v) that were to be
          used for acquisitions on or prior to Compliance
          Date to the extent the Obligors did not enter
          into binding purchase agreements with respect
          to such disposition upon the expiration, during
          Compliance Period, of the six-month period after
          the date of such disposition                                  $______

(****)    aggregate Net Cash Proceeds of dispositions (other
          than Paramus-Hillsdale Sale)
          pursuant to Section 9.15(a)(v) that were to be
          used for an acquisition with respect to which
          the Obligors had entered into a binding purchase
          agreement on or prior to Compliance Date to the
          extent such acquisition was not completed upon the
          expiration, during Compliance Period, of the
          nine-month period after the date such agreement
          was signed                                                    $______

          [              ] aggregate automatic reductions
          to Total Commitment pursuant to Section 2.03(b),
          during Compliance Period shall equal 50% of
          (1) the result of (*) above minus (**) above plus
          (2) (***) above plus (3) (****) above                         $______

II.        Indebtedness (Section 9.10)
           ---------------------------

(ii)       Short-term Indebtedness incurred for working
           capital purposes from any Bank outstanding at
           Compliance Date                                              $______

(iii)      Indebtedness under or in respect of Interest
           Swap Agreements at Compliance Date                           $______

(vi)       Total principal amount of Capital Lease
           Obligations outstanding at Compliance Date                   $______

III.       Contingent Liabilities (Section 9.11)
           -------------------------------------

(v)        Aggregate surety bonds outstanding at
           Compliance Date                                              $______

(viii)     Aggregate amount of obligations guaranteed
           outstanding at Compliance Date pursuant to
           Section 9.11(viii)                                           $______

IV.        Dispositions (Section 9.14(a)(vi)):
           ----------------------------------

(B)        date of the most recent disposition of assets (other than
           pursuant to the Paramus-Hillsdale Sale) pursuant
           to Section 9.14(a)(vi)                                         _____

(B)(*)     aggregate Operating Cash Flow for the twelve-month calendar period ending on the last day of the calendar month
           immediately preceding the month of such date (the
           "Test Period") attributable to cable television systems
           or portions thereof disposed and any other cable television systems disposed (other than pursuant to Paramus-
           Hillsdale Sale) during the twelve-month period prior to
           such date                                                    $______

(B)(**)    35% of the aggregate amount of Operating Cash Flow
           for the Test Period                                          $______

V.         Investments (Section 9.15)
           --------------------------

(i)        aggregate amount of certificates of deposit and
           demand deposits with banks outstanding at
           Compliance Date                                              $______

VI.        Operating Cash Flow to Total Interest Expense (Section 9.20)
           ------------------------------------------------------------

           Operating Cash Flow for two
           Quarters ended on Compliance Date
           ("Compliance Period")                                        $______

           Total Interest Expense for Compliance Period                 $______

           ratio of Operating Cash Flow to
           Total Interest Expense at Compliance Date                    __ to 1

VII.       Cash Flow Ratio (Section 9.21)
           ------------------------------

           Aggregate Indebtedness of the
           Obligors and their Subsidiaries outstanding
           at the Compliance Date excluding Interest
           Swap Agreement obligations                                   $______

           Operating Cash Flow for the
           three-month period ending on the last
           day of the month covered by the most
           recent Certificate which has been delivered
           pursuant to Section 9.01(e)                                  $______

           Annualized Operating Cash Flow                               $______

           Cash Flow Ratio at Compliance Date                            __to 1

         The undersigned hereby certifies that the foregoing information is true and correct to the best of his knowledge and belief.


                            CSC TKR, INC.
                            CABLEVISION OF BROOKHAVEN, INC.
                            CABLEVISION OF OAKLAND, INC.
                            CABLEVISION OF PATERSON, INC.
                            CSC TKR I, INC.
                            UA-COLUMBIA TELEVISION OF WESTCHESTER, INC.


Dated: ______, 19 __        By __________________________________
                               Name:
                               Title:

                                                                      EXHIBIT C


                       [Form of Subscribers' Certificate]

                            SUBSCRIBERS' CERTIFICATE

              (Pursuant to Section 9.01(e) of the Credit Agreement)

                 Month of               , 19   ("Subject Month")

I.  Subscribers:

                  [Provide information for Brookhaven, Elizabeth,     [List Other
                  Hamilton, Mamaroneck, Metuchen, New                  Franchise
                  Brunswick, Morris, Oakland, Paterson,                   areas
                  Allamuchy, Ramapo, Rockland and Warwick]            individually]       Total
                  -----------------------------------------------     -------------       -----

Penetration:
Number of
basic cable
subscribers
divided by
number of
homes passed      ________         ________            ________                           ________

Cable miles
cumulative        ________         ________            ________                           ________

Homes passed
cumulative        ________         ________            ________                           ________

Pay units         ________         ________            ________                           ________

Pay-to-Basic
Ratio             ________         ________            ________                           ________

Cable
subscribers
as of
opening of
subject
month             ________         ________            ________                           ________


                  [Provide information for Brookhaven, Elizabeth,     [List Other
                  Hamilton, Mamaroneck, Metuchen, New                  Franchise
                  Brunswick, Morris, Oakland, Paterson,                   areas
                  Allamuchy, Ramapo, Rockland and Warwick]            individually]       Total
                  -----------------------------------------------     -------------       -----

Installations     ________         ________            ________                           ________

Disconnects       ________         ________            ________                           ________

Cable
subscribers
as of end
of subject
Month             ________         ________            ________                           ________


     II.  Cash Flow Ratio (Section 9.21)

             Aggregate Indebtedness of the
             Obligors and their Subsidiaries
             outstanding as at the last
             day of Subject Month, excluding
             Interest Swap Agreement obligations                      $________


             Operating Cash Flow for Subject Month                    $________

             Operating Cash Flow for the period
             of the three complete consecutive
             months including the Subject Month
             ending as at the last day of
             Subject Month                                            $________

             Annualized Operating Cash Flow
             for the period of the three
             complete consecutive months
             including the Subject Month
             ending as at the last day of
             Subject Month                                            $________

             Cash Flow Ratio as at the last
             day of Subject Month                                     ____ to 1

     III.  Cable Line Construction

                                                        Cumulative construction
                                                        from beginning of
                   Construction during                  calendar year through
                   Subject Month (miles)                Subject Month (miles)
                   ---------------------                -----------------------

         The undersigned hereby certifies that the foregoing information is true and correct to the best of his knowledge and belief.

                               CSC TKR, INC.
                               CABLEVISION OF BROOKHAVEN, INC.
                               CABLEVISION OF OAKLAND, INC.
                               CABLEVISION OF PATERSON, INC.
                               CSC TKR I, INC.
                               UA-COLUMBIA TELEVISION OF WESTCHESTER, INC.


Dated: ____________, 19__      By _____________________________
                                  Name:
                                  Title:

                                                                   EXHIBIT D(1)


           [Form of Certificate as to Quarterly Financial Statements]

                CERTIFICATE AS TO QUARTERLY FINANCIAL STATEMENTS


         I, _______________, [President/Senior Financial Executive] of CSC TKR, Inc., Cablevision of Brookhaven, Inc., Cablevision of Oakland, Inc., Cablevision of Paterson, Inc., CSC TKR I, Inc. and UA-Columbia Cablevision of Westchester, Inc. (the "Obligors"), hereby certify, pursuant to Section 9.01(a) of the Credit Agreement dated as of March 4, 1998 among the Obligors, the Guarantors which are parties thereto, the Managing Agents which are parties thereto, the Banks which are parties thereto and Toronto Dominion (Texas), Inc., as Arranging Agent and as Administrative Agent (the "Agreement") (capitalized terms used herein shall have the respective meanings assigned to such terms in the Agreement), that:

         1. The accompanying unaudited combined and consolidated financial statements of the Obligors and their respective consolidated Subsidiaries as at and for the quarterly accounting period ending
              , 19   , are correct and complete and fairly present, in
accordance with generally accepted accounting principles (except for changes (described below) that have been approved in writing by [KPMG Peat Marwick], the Obligors' current independent certified public accountants), the financial condition and results of operations of the respective entities covered thereby as at the end of and for such quarterly period, and as at and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case on the basis presented and, in each case, subject to year-end and audit adjustments.

         2. (a) The changes from generally accepted accounting principles are as follows:






All such changes have been approved in writing by [KPMG Peat Marwick].

         [(b) Attached hereto as Annex A are unaudited combined and consolidated financial statements of the Obligors and their respective consolidated
Subsidiaries as at                             and for the quarterly accounting
period ending                , 19  , which have been prepared in accordance with
generally accepted accounting principles without giving effect to the changes referred to in Paragraph 2(a) of this Certificate or any previous Certificate. Such financial statements are correct and complete and fairly present, in accordance with generally accepted accounting principles, the financial condition and results of operations of the respective entities covered thereby as at the end of and for such quarterly period, and as at and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case on the basis presented and, in each case, subject to year-end and audit adjustments.]*

         3. To the best of my knowledge, no Default exists, including, in particular, any such arising under the provisions of Article IX, of the Agreement, except the following:

         [If none such exist, insert "None"; if any do exist, specify the same by Section, give the date the same occurred, whether it is continuing, and the steps being taken by the Obligors or any of their Subsidiaries with respect thereto.]

Dated:
      -------------------


                                               --------------------
                                               [President/Senior
                                               Financial Executive]



-------------------

* Paragraph (b) should be included in, and Annex A attached to, the Certificate only if changes from generally accepted accounting principles are specified in Paragraph 2(a) of this or any previous Certificate.

                                                                   EXHIBIT D(2)



             [Form of Certificate as to Annual Financial Statements]

                  CERTIFICATE AS TO ANNUAL FINANCIAL STATEMENTS


         I, _____________, [President/Senior Financial Executive] of CSC TKR, Inc., Cablevision of Brookhaven, Inc., Cablevision of Oakland, Inc., Cablevision of Paterson, Inc., CSC TKR I, Inc. and UA-Columbia Cablevision of Westchester, Inc. (the "Obligors"), hereby certify, pursuant to Section 9.01(b) of the Credit Agreement dated as of March 4, 1998 among the Obligors, the Guarantors which are parties thereto, the Managing Agents which are parties thereto, the Banks which are parties thereto and Toronto Dominion (Texas), Inc., as Arranging Agent and as Administrative Agent (the "Agreement") (capitalized terms used herein shall have the respective meanings assigned to such terms in the Agreement), that:

         1. The accompanying combined and consolidated financial statements of the Obligors and their respective consolidated Subsidiaries as at _____ and for the fiscal year ending __________, 19__ , are correct and complete and fairly present, in accordance with generally accepted accounting principles (except for changes (described below) that have been approved in writing by [KPMG Peat Marwick], the Obligors' current independent certified public accountants), the financial condition and results of operations of the respective entities covered thereby as at the end of and for such fiscal year, in each case on the basis presented.

         2. (a) The changes from generally accepted accounting principles are as follows:







All such changes have been approved in writing by [KPMG Peat Marwick].

         [(b) Attached hereto as Annex A are unaudited combined and consolidated financial statements of the Obligors and their respective consolidated Subsidiaries as at _________ and for the fiscal year ending _________, 19__, which have been prepared in accordance with generally accepted accounting principles without giving effect to the changes referred to in Paragraph 2(a) of this Certificate or any previous Certificate. Such financial statements are correct and complete and fairly present, in accordance with generally accepted accounting principles, the financial condition and results of operations of the respective entities covered thereby as at the end of and for such fiscal year, in each case on the basis presented.]*

         3. To the best of my knowledge, no Default exists, including, in particular, any such arising under the provisions of Article IX, of the Agreement, except the following:

         [If none such exist, insert "None"; if any do exist, specify the same by Section, give the date the same occurred, whether it is continuing, and the steps being taken by the Obligors or any of their Subsidiaries with respect thereto.]

Dated:
      -----------------


                                           --------------------
                                           [President/Senior
                                           Financial Executive]



--------------------

* Paragraph (b) should be included in, and Annex A attached to, the Certificate only if changes from generally accepted accounting principles are specified in Paragraph 2(a) of this or any previous Certificate.

                                                                       EXHIBIT G


                               [WSP&R Letterhead]





                                                              ___________, 1998



   Toronto Dominion (Texas), Inc.,
   as Administrative Agent


Ladies and Gentlemen:

         We have acted as your special New York counsel in connection with the Credit Agreement dated as of March 4, 1998 (the "Credit Agreement"), among CSC TKR, Inc., Cablevision of Brookhaven, Inc., Cablevision of Oakland, Inc., Cablevision of Paterson, Inc., CSC TKR I, Inc., each a Delaware corporation, UA-Columbia Cablevision of Westchester, Inc., a New York corporation (collectively, the "Obligors"; individually, each an "Obligor"), the Guarantors parties thereto, the Managing Agents parties thereto, the Banks parties thereto and Toronto Dominion (Texas), Inc., as Arranging Agent and as Administrative Agent (the "Administrative Agent"). Except as otherwise specified herein, terms defined in the Credit Agreement and used herein are used herein as defined therein.

         We have examined the originals or certified, conformed or photographic copies of such documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. We have assumed that the Credit Agreement and the Notes have been duly authorized, executed and delivered by the respective party or parties thereto and the authenticity of documents submitted to us as originals and the conformity with the originals of documents submitted to us as copies. With respect to certain matters of fact, we have relied upon representations (including those contained in Article VIII of the Credit Agreement) and certificates of the Obligors, their officers and other Persons.

         Based upon the foregoing, and subject to the comments and qualifications set forth below, and having due regard for such legal considerations as we have deemed relevant, we are of the opinion that each of the Credit Agreement and the Notes (as to amounts actually advanced there against) constitutes a valid and binding agreement of the Obligors and their Subsidiaries (in each case subject to bankruptcy, reorganization, insolvency and other similar laws affecting creditors' rights generally and limitations on the availability of equitable remedies imposed by the application of general equitable principles). We express no opinion as to Article VI of the Credit Agreement if the consideration or other benefit received by the respective Guarantor is not fair or is of less than reasonably equivalent value.

         We express no opinion as to (i) the fourth sentence of Section 4.05 of the Credit Agreement, (ii) the effect of the law of any jurisdiction (other than the State of New York) wherein any Bank (including any of its Applicable Lending Offices) may be located that limits rates of interest which may be charged or collected by such Bank or (iii) the effect, if any, on the enforceability of the Credit Agreement or the Notes of Section 548 of the Bankruptcy Code (11 U.S.C.
Section 548) or Article 10 of the New York Debtor and Creditor Law relating to fraudulent transfers and obligations.

         In connection with the above we wish to point out that (i) provisions of the Credit Agreement which permit the Administrative Agent or any Bank to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith, (ii) a holder of a Note may, under certain circumstances, be called upon to prove the outstanding amount of the Loans evidenced thereby and (iii) the rights of the Administrative Agent and the Banks under the last two sentences of
Section 12.03 of the Credit Agreement may be limited in certain circumstances.

         We are members of the Bar of the State of New York and we do not express any opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America, except that no opinions are expressed as to any matters governed by the Communications Act of 1934, as amended, or the rules and regulations issued thereunder, or as to Article 28 of the New York Executive Law, as amended, or the rules and regulations issued thereunder or statutes, ordinances and regulations of New York local governmental authorities relating to cable television.

         This opinion is solely for your benefit and the benefit of each of the Banks party to the Credit Agreement (each of which may rely on this opinion as if the same were addressed therein) in connection with the transactions referred to above; it is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                           Very truly yours,


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                                                      EXHIBIT H



                       [Form of Assignment and Acceptance]


                            ASSIGNMENT AND ACCEPTANCE


         ASSIGNMENT AND ACCEPTANCE dated ___________, 19   between _____________
(the "Assignor") and _______________ (the "Assignee").


                             PRELIMINARY STATEMENTS:

         A. Reference is made to the Credit Agreement dated as of March 4, 1998 (the "Credit Agreement"), among CSC TKR, Inc., Cablevision of Brookhaven, Inc., Cablevision of Oakland, Inc., Cablevision of Paterson, Inc., CSC TKR I, Inc., each a Delaware corporation, UA-Columbia Cablevision of Westchester, Inc., a New York corporation (collectively, the "Obligors"; individually, each an "Obligor"), the Guarantors parties thereto, the Managing Agents parties thereto, the Banks parties thereto and Toronto Dominion (Texas), Inc., as Arranging Agent and as Administrative Agent (the "Administrative Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

         B. This Assignment and Acceptance is made with reference to the following facts:

         (i) The Assignor is a Bank under and as defined in the Credit Agreement and, as such, presently holds a percentage of the rights and obligations of the Banks under the Credit Agreement;

         (ii) As of the date hereof, the aggregate amount of the respective Commitments of the Banks under the Credit Agreement is $_________; and

         (iii) On the terms and conditions set forth below, the Assignor desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, as of the Effective Date (as defined below), that percentage (the "Assigned Percentage") of the Assignor's rights and obligations under the Credit Agreement with respect to the Assignor's Commitment that is equal to ____% 3/ of the rights and obligations of all the Banks with respect to the total Commitments under the Credit Agreement as of the Effective Date.


--------------------

3/   Specify percentage in no more than 4 decimal points.

         NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage of the Assignor's rights and obligations under the Credit Agreement with respect to the Assignor's Commitment as in effect as of the Effective Date and the Loans owing to the Assignor on the Effective Date.

         2. The Assignor represents and warrants that (i) as of the date hereof its Commitment (without giving effect to assignments thereof that have not yet
become effective) is $           ; and (ii) it is the legal and beneficial owner
of the interest being assigned by it hereunder and such interest is free and clear of any adverse claim. The Assignor makes no representation or warranty and assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto (the "Transaction Documents") or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Transaction Document and (B) the financial condition of any party to any of the Transaction Documents or the performance or observance by and party to any of the Transaction Documents of any of its obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 9.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a commercial bank; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its address for notices the office set forth beneath its name on the signature pages hereof; and (vii) specifies as its Applicable Lending Offices, if any, the address set forth below its name under the heading "Applicable Lending Offices" on the signature pages hereof.

         4. Following the execution of this Assignment and Acceptance, the original hereof will be delivered to the Obligors' Representative for its consent and then to the Administrative Agent for approval, acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the

"Effective Date") shall be ____________; provided, however, that the Effective Date hereunder shall not occur less than two (2) Business Days after the execution and delivery of this Assignment and Acceptance to the Administrative Agent, and, in any event, until the Obligors' Representative has consented to and the Administrative Agent has approved, accepted and recorded this Assignment and Acceptance; provided further, however, that the Assignor may in its sole and absolute discretion terminate this Assignment and Acceptance if the Effective Date has not occurred within sixty (60) days following the execution hereof.

         5. Upon such approval, acceptance and recording by the Administrative Agent, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such approval, acceptance and recording by the Administrative Agent, from and after the Effective Date the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

         7. THIS ASSIGNMENT AND ACCEPTANCE AND THE RIGHTS, OBLIGATIONS AND LIABILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         8. This Assignment and Acceptance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment and Acceptance by signing any such counterpart.

                                       [NAME OF ASSIGNOR]



                                       By______________________________________
                                         Name:
                                         Title:

                                       [NAME OF ASSIGNEE]



                                       By______________________________________
                                         Name:
                                         Title:


                                       Address for notices:


                                       ________________________________________

                                       ________________________________________

                                       ________________________________________

                                       [APPLICABLE LENDING OFFICE]

                                       ________________________________________

                                       ________________________________________

                                       ________________________________________

                                       ________________________________________




Consented to, approved, accepted
and recorded this ___ day of
_____, 19__ by TORONTO DOMINION
(TEXAS), INC. as Administrative Agent


By_____________________________
  Name:
  Title:


Consented to this ___ day of
_____, 19__ by
CABLEVISION OF OAKLAND, INC.


By____________________________
  Name:
  Title: